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                                                                    Exhibit 10.4

                               APOLLO GROUP, INC.
                           SAVINGS AND INVESTMENT PLAN



                              (AMENDED AND RESTATED
                           EFFECTIVE JANUARY 1, 2001)




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                                    PREAMBLE

            Effective September 1, 1984, Apollo Group, Inc. (the "Employer") established the "Apollo Group, Inc. Savings and Investment Plan" (the "Plan"). The Plan was subsequently amended on four occasions. The Plan was also amended a fifth time by the addition of an Appendix A to the Plan effective January 1, 1998, to reflect the special rules applicable to the Plan's Puerto Rico participants pursuant to Sections 1165(a) and 1165(e) of the Puerto Rico Internal Revenue Code of 1994 ("Appendix A").

            By the execution of this document, the Employer hereby amends and restates the Plan in its entirety to comply with the Uniformed Services Employment and Reemployment Rights Act of 1994 ("USERRA"), the Small Business Job Protection Act of 1996 ("SBJPA"), the Taxpayer Relief Act if 1997 ("TRA `97"), and the Internal Revenue Service Restructuring and Reform Act of 1998 ("RRA"), and to make certain other modifications the Employer deems appropriate, effective as of the date set forth in Section 1.1 (Effective Date). Notwithstanding the amendment and restatement of the Plan, Appendix A to the Plan remains in full force and effect after the Effective Date.

                                   ARTICLE ONE
                                 EFFECTIVE DATE

1.1         EFFECTIVE DATE.

            Except as otherwise specifically provided with respect to particular provisions of the Plan, or as required by SBJPA, USERRA, TRA '97 or RRA, the provisions of this Plan shall be effective as of January 1, 2001 (the "Effective Date").

1.2         APPLICATION.

            The amount of, right to and benefit payment options, if any, available to (a) each person who is an Employee on or after the Effective Date, and (b) the persons who are claiming benefits through such an Employee, shall be determined in accordance with the provisions of this Plan document, as it may be amended from time to time, except as is otherwise expressly provided in this Plan document or as required by the Code or the Act. In addition, the provisions of Article Nine (Distribution of Benefits) shall apply to each Employee who separated from the service of the Employer prior to the Effective Date and who is eligible to receive a benefit under the Plan on or after the Effective Date.

                                   ARTICLE TWO
                          DEFINITIONS AND CONSTRUCTION

2.1         DEFINITIONS.

            When a word or phrase shall appear in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be a term defined in this Section 2.1. The following words and phrases utilized in the Plan with the initial letter capitalized shall have the meanings set forth in this Section 2.1, unless a clearly different meaning is required by the context in which the word or phrase is used:

            (a) "ACT" - The Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

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            (b) "AFFILIATE" - Any member of a "controlled group of corporations"
(within the meaning of Section 414(b) of the Code as modified by Section 415(h) of the Code) that includes the Employer as a member of the group; any member of an "affiliated service group" (within the meaning of Section 414(m)(2) of the Code) that includes the Employer as a member of the group; any member of a group of trades or businesses under common control (within the meaning of Section 414(c) of the Code as modified by Section 415(h) of the Code) that includes the Employer as a member of the group; and any other entity required to be aggregated with the Employer pursuant to regulations issued by the United States Treasury Department pursuant to Section 414(o) of the Code.

            (c) "AFTER-TAX CONTRIBUTIONS" - The amounts previously contributed to the Trust Fund by Participant on an after-tax basis.

            (d) "AFTER TAX CONTRIBUTIONS ACCOUNT" - A separate account established pursuant to Section 6.1 (Separate Accounts) to which are credited the After-Tax Contributions previously made by a Participant.

            (e) "ANNUAL ADDITION" - The sum of the following amounts allocable for a Plan Year to a Participant under this Plan or under any defined contribution plan or defined benefit plan maintained by the Employer or any
Affiliate:

                (1) The Employer contributions allocable for a Plan Year to the accounts of the Participant, including any amount allocable from a suspense account maintained pursuant to such plan on account of a prior Plan Year; amounts deemed to be Employer contributions pursuant to a cash-or-deferred arrangement qualified under Section 401(k) of the Code (including the Pre-Tax Contributions allocable to a Participant pursuant to this Plan); and amounts allocated to a medical account which must be treated as annual additions pursuant to Section 415(l)(1) or Section 419A(d)(2) of the Code;

                (2) All nondeductible Employee contributions allocable during a Plan Year to the accounts of the Participant; and

                (3) Any forfeitures allocable for a Plan Year to the accounts of the Participant.

Any rollover contributions or transfers from other qualified plans, restorations of forfeitures, or other items similarly enumerated in Treasury Regulation
Section 1.415-6(b)(3) shall not be considered in calculating a Participant's Annual Additions for any Plan Year.

            (f) "AUTHORIZED LEAVE OF ABSENCE" - A leave of absence granted by the Employer in writing in accordance with the Employer's uniformly applied rules regarding leaves of absence or a leave of absence for service as a member of the armed forces of the United States, provided that the Employee left the Employer directly to enter the armed services and returns to the employ of the Employer within the period during which his employment rights are protected by law.

            (g) "BENEFICIARY" - The person or persons designated to receive benefits under this Plan in the event of the death of the Participant.

            (h) "BENEFIT COMMENCEMENT DATE" - The first day on which all events (including the passing of the day on which benefit payments are scheduled to commence) have occurred which entitle the Participant to receive his first benefit payment from the Plan.

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            (i) "BOARD" - The Board of Directors of the Employer.

            (j) "BREAK IN SERVICE" - A twelve (12) consecutive month period during which an Employee does not complete more than five hundred (500) Hours of Service. The applicable twelve (12) consecutive month period shall be the same twelve (12) consecutive month period that is used for purposes of calculating the Participant's Years of Service. An Employee reemployed under USERRA shall not incur a Break in Service by reason of the Employee's qualified military service as defined in Code Section 414(u)(5).

            (k) "CODE" - The Internal Revenue Code of 1986, as amended.

            (l) "COMPENSATION" - All wages, salaries, and fees for professional services, and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer to the extent that the amounts are includible in gross income, including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements or other expense allowances under a nonaccountable plan (as described in Treasury Regulation Section 1.62-2(c)), and excluding the following:

                (1) Employer contributions to a plan of deferred compensation which are not includible in the Employee's gross income for the taxable year in which contributed, or Employer contributions made on behalf of the Employee to a simplified employee pension plan, or any distributions from a plan of deferred compensation;

                (2) Amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

                (3) Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

                (4) Other amounts which receive special tax benefits, such as premiums for group-term life insurance (but only to the extent that the premiums are not includible in the gross income of the Employee), or contributions made by the Employer (whether or not under a salary reduction agreement) towards the purchase of an annuity described in Section 403(b) of the Internal Revenue Code (whether or not the amounts are actually excludable from the gross income of the Employee).

            For purposes of this paragraph, Compensation for a Plan Year is the Compensation actually paid or includible in gross income during such year. Notwithstanding the foregoing, Compensation in excess of the applicable limitation under Section 401(a)(17) of the Code for a Plan Year shall be disregarded for all purposes for such Plan Year. For Plan Years beginning in calendar year 1997 through calendar year 1999, the applicable limitation under
Section 401(a)(17) is One Hundred Sixty Thousand Dollars ($160,000) and for Plan Years beginning after December 31, 1999, the applicable limitation is One Hundred Seventy Thousand Dollars ($170,000). The limitation specified in the preceding sentence shall be adjusted for each Plan Year to take into account any cost-of-living increase as adjusted by the Commissioner of the Internal Revenue Service in accordance with Section 401(a)(17)(B) of the Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding twelve (12) months, over which Compensation is determined (a

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"determination period") beginning in such calendar year. If a determination period consists of fewer than twelve (12) months, the annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is twelve (12). If Compensation for any prior determination period is taken into account in determining an Employee's benefits accruing in the current Plan Year, the Compensation for that prior determination period is subject to the annual compensation limit in effect for that prior determination period.

            If an Employee receives any payments from an Affiliate which would be treated as Compensation if paid by the Employer, such amounts shall be included in calculating the Employee's Compensation for purposes of Section 415 of the Code and the corresponding provisions of this Plan. Any amounts paid to an Employee by an Affiliate shall be disregarded for all other purposes under this Plan unless the Affiliate making the payment has elected to provide benefits to its employees pursuant to this Plan.

            Effective for Plan Years beginning on or after January 1, 1998, the term "Compensation" shall also include any elective deferral (as defined in Section 402(g)(3) of the Code) amounts and any amount which is contributed or deferred by the Employer at the election of the Employee and is not includible in the Employee's gross taxable income by reason of the application of Sections 125 or 457 of the Code, if such amounts are attributable to the performance of services for the Employer or any Affiliate. Effective for Plan Years beginning on or after January 1, 1997, the compensation of family members is disregarded in determining the Compensation of an Employee as a result of the repeal of
Section 414(q)(6) of the Code.

            For Plan Years beginning after December 31, 2000, the term "Compensation" for purposes of Section 415 of this Code and Section 5.3 of this Plan (Limitation on Contributions), shall include fringe benefits not includible in income under Section 132(f) of the Code.

            (m) "DISABILITY" - The inability to engage in any substantial gainful activity with the Employer by reason of any medically determinable physical or mental impairment that can be expected to result in death or be of long-continued and indefinite duration. The permanence and degree of such impairment shall be supported by medical evidence. The Plan Administrator will determine Disability, and its determination shall be binding and conclusive upon all persons whomsoever.

            (n) "DISCRETIONARY CONTRIBUTIONS" - The amounts contributed to the Trust Fund by the Employer pursuant to Section 5.1(b) (Employer Contributions - Discretionary Contributions).

            (o) "DISCRETIONARY CONTRIBUTIONS ACCOUNT" - The account established pursuant to Section 6.1 (Separate Accounts) to which Discretionary Contributions are credited.

            (p) "EARNINGS" - All salary, hourly wages, bonuses, incentive payments, commissions, pay in lieu of vacation, overtime and all other amounts subject to tax under Section 3401 of the Code paid by the Employer to the Employee during a calendar year, but excluding insurance premium payments, severance payments, moving and relocation reimbursements and all other deferred or fringe benefits (including contributions or benefits under any employee benefit plan of the Employer). Notwithstanding the foregoing, Earnings in excess of the applicable limitation under Section 401(a)(17) of the Code for a Plan Year shall be disregarded

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for all purposes for such Plan Year. For Plan Years beginning in calendar year
1997 through calendar year 1999, the applicable limitation under Section 401(a)(17) of the Code is One Hundred Sixty Thousand ($160,000) and for Plan Years beginning after December 31, 1999, the applicable limitation is One Hundred Seventy Thousand Dollars ($170,000). The limitation specified in the preceding sentence shall be adjusted for each Plan Year to take into account any cost-of-living increase as adjusted by the Commissioner of Internal Revenue in accordance with Section 401(a)(17)(B) of the Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding twelve (12) months, over which Earnings are determined (a "determination period") beginning in such calendar year. If a determination period consists of fewer than twelve
(12) months, the annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is twelve (12). If Earnings for any prior determination period are taken into account in determining an Employee's benefits accruing in the current Plan Year, the Earnings for that prior determination period are subject to the annual compensation limit in effect for that prior determination period. Effective for Plan Years beginning on or after January 1, 1997, the earnings of family members are disregarded in determining the Earnings of an Employee as a result of the repeal of Section 414(q)(6) of the Code. The term "Earnings" shall also include amounts attributable to the performance of services for the Employer or any Affiliate which are not includible in the Participant's gross taxable income by reason of the application of Sections 125, 402(e)(3) or 402(h)(1)(B) of the Code. In addition, the term "Earnings" shall include elective amounts that are not includible in the Participant's gross taxable income by reason of the application of Section 132(f)(4) of the Code.

            (q) "EFFECTIVE DATE" - The date specified in Section 1.1 (Effective
Date), except as otherwise specifically provided with respect to particular provisions of this Plan.

            (r) "EMPLOYEE" - Each person who is classified by an Employer as a common law employee (or who would be considered a common law employee if such person were not on an Authorized Leave of Absence). Regardless of any subsequent determination by a court or a governmental agency that an individual should be treated as a common law employee, an individual will be considered an Employee under the Plan only if such individual has been so classified by an Employer for purposes of this Plan and is not treated as: (1) a consultant; (2) a leased employee within the meaning of Section 3.9 (Leased Employees); (3) an independent contractor or an employee of an independent contractor; or (4) employed pursuant to a written contract for a fixed term (irrespective of extensions or renewals). If an Employer modifies its classification or treatment of an individual, the modification shall be applied prospectively only unless the Employer indicates otherwise, in which case the modification will be effective as of the date specified by the Employer. If an individual is characterized as a common law employee of an Employer by a governmental agency or court but not by the Employer, such individual shall be treated as an employee who has not been designated for participation in this Plan.

            (s) "EMPLOYER" - Apollo Group, Inc. and each successor in interest to the Employer resulting from merger, consolidation, or transfer of substantially all of its assets that elects to continue this Plan.

            (t) "EMPLOYER CONTRIBUTIONS" - The amount of Matching Contributions and Discretionary Contributions contributed to the Trust Fund by the Employer for the benefit of Participants in accordance with Section 5.1 (Employer Contributions).

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            (u) "EMPLOYER CONTRIBUTIONS ACCOUNT" - The Matching Contributions
Account and/or Discretionary Contributions Account established pursuant to
Section 6.1 (Separate Accounts).

            (v) "HIGHLY COMPENSATED EMPLOYEE" - Each individual who is treated as a "Highly Compensated Employee" pursuant to Section 2.3 (Highly Compensated Employee) of this Plan and Section 414(q) of the Code.

            (w) "HOUR OF SERVICE" -

                (1) An hour for which an Employee is directly or indirectly compensated, or is entitled to compensation, by the Employer or an Affiliate for the performance of duties. Such Hours of Service shall be credited to the respective computation period in which the duties were performed.

                (2) An hour for which an Employee is directly or indirectly compensated, or is entitled to compensation, by the Employer or an Affiliate on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence. No more than five hundred one (501) Hours of Service shall be credited under this paragraph (2) for any single continuous period (whether or not such period occurs in a single service computation period). Hours of Service under this paragraph (2) shall be calculated and credited pursuant to Section 2530.200b-2 of the Department of Labor regulations governing the computation of Hours of Service, which are incorporated herein by this reference.

                (3) An hour for which back pay (irrespective of mitigation of damages) is either awarded or agreed to by the Employer or an Affiliate. The same Hours of Service shall not be credited both under paragraph (1) or paragraph (2) above, as the case may be, and under this paragraph (3). Hours of Service attributable to back pay credits will be credited to the respective service computation period or periods to which the back pay pertains, rather than to the service computation period or periods in which the award, agreement, or payment is made.

                (4) Employees shall also be credited with any additional Hours of Service required to be credited pursuant to any Federal law other than the Act or the Code.

                (5) Solely for purposes of determining whether an Employee has incurred a Break in Service, an Employee shall be credited with Hours of Service in accordance with the provisions of this paragraph (5) for periods of absence (with or without pay) by reason of the pregnancy of the Employee, the birth of a child of the Employee, the placement of a child with the Employee in connection with the adoption of such child by the Employee, or for purposes of caring for a child of the Employee for a period beginning immediately following the child's birth or placement. An Employee who is on an Authorized Leave of Absence for any of the foregoing reasons shall receive credit for the Hours of Service which the Employee would normally have been credited with but for such absence. If the Plan Administrator and the Employer are unable to determine the Hours which would have otherwise been credited to the Employee, the Employee shall receive credit for eight (8) Hours of Service for each day of such absence. The maximum number of Hours of Service credited to an Employee pursuant to this paragraph for any one absence or any series of related absences shall not exceed five hundred one (501). The hours credited pursuant to this paragraph will be treated as Hours of Service for the service computation period during which the absence begins if the Employee would be prevented from incurring a Break in Service during such twelve (12) consecutive

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month period solely because of the Hours of Service credited pursuant to this paragraph. In all other cases, the Hours of Service shall be credited to the Employee for the service computation period which begins immediately following the day on which the absence commences. This paragraph (5) shall not be construed as entitling any Employee to an Authorized Leave of Absence for any of the reasons enumerated above. An Employee's entitlement to an Authorized Leave of Absence will be determined in accordance with the standard policies of the Employer. No credit will be given pursuant to this paragraph (5) unless the Employee furnishes to the Plan Administrator such timely information as the Plan Administrator may reasonably require to establish the number of days for which there was such an absence and that the absence was for one of the reasons enumerated above.

            (x) "INVESTMENT FUNDS" - The investment funds, if any, established pursuant to Article Eight (Investment of Accounts).

            (y) "KEY EMPLOYEE" - An Employee or former Employee who, at any time during the Plan Year in which the "determination date" (as defined in Section
2.2 (Top Heavy Plan Provisions)) falls or any of the four (4) preceding Plan Years, is or was:

                (1) An officer of the Employer or an Affiliate whose Compensation from the Employer and the Affiliate exceeds fifty percent (50%) of the applicable dollar limitation of Section 415(b)(1)(A) of the Code (as such sum shall be adjusted for each Plan Year commencing on or after January 1, 1988, to take into account any cost-of-living increase adjustment for that Plan Year pursuant to the applicable lawful regulations or rulings of the United States Treasury Department under Section 415 of the Code). No more than the lesser of fifty (50) Employees or ten percent (10%) of the aggregate number of employees of the Employer and its Affiliates shall be considered as officers for purposes of this paragraph. The number of officers considered to be Key Employees shall be further limited in accordance with Section 416 of the Code. In addition, whether a particular Employee is an "officer" for purposes of this paragraph (1) shall be determined in accordance with Section 416 of the Code and regulations issued thereunder.

                (2) An Employee (i) whose ownership interest in the Employer or any Affiliate is more than .5% (.005), and (ii) whose ownership interest in the Employer or any Affiliate is or was among the ten (10) largest ownership interests of persons who are employed by the Employer or an Affiliate, and (iii) whose Compensation from the Employer and any Affiliates exceeds the applicable dollar limitation of Section 415(c)(1)(A) of the Code for the calendar year in which the Plan Year ends (as such sum shall be adjusted for each Plan Year commencing on or after January 1, 1988, to take into account any cost-of-living increase adjustment for that Plan Year pursuant to the applicable lawful regulations or rulings of the United States Treasury Department under Section 415 and Section 416(i)(1) of the Code). For purposes of this paragraph (2), if two (2) Employees have equal ownership interests, the Employee receiving the highest Compensation shall be treated as owning the larger interest.

                (3) An Employee owning more than five percent (5%) of the issued and outstanding shares of stock of the Employer or stock possessing more than five percent (5%) of the total combined voting power of all stock of the Employer.

                (4) An Employee owning more than one percent (1%) of the issued and outstanding shares of stock of the Employer or stock possessing more than one percent (1%) of the total combined voting power of all stock of the Employer and whose Compensation from the Employer and any Affiliate is more than One Hundred Fifty Thousand Dollars ($150,000.00).

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            Ownership shall be determined under Section 318 of the Code, as modified by Sections 416(i)(1)(B)(iii) and 416(i)(1)(C) of the Code. In addition, for any Plan Year the term Key Employee shall include the spouse or Beneficiary of any deceased individual who would have been considered a Key Employee if he had terminated his employment on the date of his death.

            (z) "MATCHING CONTRIBUTIONS" - The amounts contributed to the Trust Fund by the Employer pursuant to Section 5.1 (Employer Contributions) in order to match a portion of the Matched Contributions of the Participants.

            (aa) "MATCHING CONTRIBUTIONS ACCOUNT" - The account established pursuant to Section 6.1 (Separate Accounts) to which the Matching Contributions of the Employer are credited.

            (bb) "NORMAL RETIREMENT AGE" AND "NORMAL RETIREMENT DATE" -

                (1) NORMAL RETIREMENT AGE - The date on which a Participant attains the age of sixty-five (65) years.

                (2) NORMAL RETIREMENT DATE - The first day of the month following the month in which the Participant attains his Normal Retirement Age.

            (cc) "PARTICIPANT" - An Employee who has satisfied the eligibility requirements specified in Section 3.1 (Eligibility and Participation), who has elected to participate pursuant to Section 3.2 (Enrollment as a Participant) or has become automatically enrolled pursuant to Section 3.2 (Enrollment as a Participant), and whose participation in the Plan has not been terminated. An Employee who is otherwise eligible to participate who does not elect to make any Pre-Tax Contributions or who elects to not become automatically enrolled will be treated as a Participant for purposes of the application of the actual deferral percentage test of Section 4.3 (Limitation on Contributions of Highly Compensated Employees) and the average contribution percentage test of Section
5.3 (Limitation on Contributions) and for purposes of the allocation of Discretionary Contributions. If so indicated by the context, the term Participant shall also include former Participants whose active participation in the Plan has terminated but who have not received all amounts to which they are entitled pursuant to the terms and provisions of this Plan. Whether former Participants are allowed to exercise an option or election extended to "Participants" will be determined by the Plan Administrator in the exercise of its discretion, but in making such determinations the Plan Administrator shall act in a uniform, nondiscriminatory manner.

            (dd) "PLAN" - The Apollo Group, Inc. Savings and Investment Plan, as set forth in this instrument, and as it may hereafter be amended.

            (ee) "PLAN ADMINISTRATOR" - The individual, entity or committee appointed to act as such pursuant to Section 11.1 (Plan Administrator).

            (ff) "PLAN ENTRY DATE" - The first day of each calendar quarter within each Plan Year.

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            (gg) "PLAN YEAR" - A twelve (12) month period, commencing on each
January 1 and ending on each following December 31. For purposes of Section 415 of the Code, the Plan Year shall be the "limitation year."

            (hh) "PRE-TAX CONTRIBUTIONS" - The contributions directed by a Participant pursuant to Section 4.1 (Pre-Tax Contributions).

            (ii) "PRE-TAX CONTRIBUTIONS ACCOUNT" - The account established pursuant to Section 6.1 (Separate Accounts) to which a Participant's Pre-Tax Contributions and any related gains or losses are credited.

            (jj) "QUALIFIED DOMESTIC RELATIONS ORDER" - A domestic relations order meeting the requirements specified in Section 10.2 (Qualified Domestic Relations Orders).

            (kk) "ROLLOVER CONTRIBUTION" - The amounts transferred to the Trust Fund by Employees in accordance with Section 4.7 (Rollover Contributions).

            (ll) "ROLLOVER CONTRIBUTION ACCOUNT" - A separate account established pursuant to Section 6.1 (Separate Accounts) to which are credited the Rollover Contributions of an Employee.

            (mm) "SUPER TOP HEAVY PLAN" - A Super Top Heavy Plan, as defined in
Section 2.2 (Top Heavy Plan Provisions).

            (nn) "TOP HEAVY PLAN" - A "Top Heavy Plan," as defined in Section
2.2 (Top Heavy Plan Provisions).

            (oo) "TRUST AGREEMENT" - The agreement entered into between the Employer and the Trustee.

            (pp) "TRUST FUND" - The fund established by the Employer pursuant to the terms of the Trust Agreement to provide for the investment of contributions made pursuant to this Plan. The Trust Fund will be held, administered and distributed for the exclusive benefit of the Participants and their Beneficiaries.

            (qq) "TRUSTEE" - The individual, individuals or entity selected by the Employer to act as such. The Trustee shall acknowledge acceptance of its appointment by the execution of the Trust Agreement or, in the case of a successor Trustee, by the execution of an appropriate written instrument. If the Employer appoints two or more individuals or entities to act jointly as the Trustee, the term "Trustee" shall refer collectively to all of said individuals or entities.

            (rr) "USERRA" - The Uniformed Services Employment and Reemployment Rights Act of 1994, as amended from time to time.

            (ss) "VALUATION DATE" - The date for valuing the assets of the Trust Fund, which shall be the last business day of the Plan Year and such other dates as the Plan Administrator may designate.

            (tt) "YEAR OF SERVICE" - A twelve (12) consecutive month period (the "computation period") during which an Employee is credited with one thousand (1,000) or more

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Hours of Service, regardless of whether the Employee is employed on the last day of said period. In calculating Years of Service and Breaks in Service for purposes of determining an Employee's eligibility to receive Matching Contributions and Discretionary Contributions, the initial twelve (12) consecutive month period shall commence on the date the Employee first performs an Hour of Service for the Employer, and the second and subsequent twelve (12) month periods shall commence on the anniversaries of such date. If an individual's prior service is disregarded pursuant to the rules set forth in
Section 3.3 (Crediting of Service) and the individual is later reemployed, or if an individual terminates employment with the Employer prior to completing one thousand (1,000) Hours of Service in any of such computation periods and returns to the Employer after the close of the computation period during which his employment was terminated, in the future the relevant computation periods shall commence on the date the individual first performs an Hour of Service for the Employer following his reemployment and the anniversaries thereof. For purposes of determining Year of Service under the Plan, Service with Western
International University and the National Endowment for Financial Education shall be considered under the Plan (up to a maximum of five Years of Service).

2.2         TOP HEAVY PLAN PROVISIONS.

            The provisions of this Section 2.2 shall be observed in determining the Plan's status as a Top Heavy Plan or, for Plan Years beginning prior to January 1, 2000, a Super Top Heavy Plan:

            (a) GENERAL RULES. The Plan will be a Top Heavy Plan for a Plan Year if, on the last day of the prior Plan Year (hereinafter referred to as the "determination date"), more than sixty percent (60%) of the cumulative balances credited to all accounts of all Participants are credited to or allocable to the accounts of Key Employees. In addition, for Plan Years beginning prior to January 1, 2000, the Plan will be a Super Top Heavy Plan if, on the determination date, more than ninety percent (90%) of the cumulative balances credited to the accounts of all Participants are credited or allocable to the accounts of Key Employees. For purposes of making these determinations, the following rules will apply:

                (1) The balance credited to or allocable to a Participant's accounts for purposes of this Section 2.2 shall include contributions made on or before the applicable determination date, together with withdrawals and distributions made during the five (5) year period ending on the determination date.

                (2) The accounts of any Participant who was formerly (but no longer is) a Key Employee shall be disregarded. In addition, the accounts of any Participant who has not performed any services for the Employer or an Affiliate during the five (5) year period ending on the determination date shall be disregarded.

                (3) Rollover Contributions made pursuant to Section 4.7 (Rollover Contributions) subsequent to December 31, 1983, which contributions are both initiated by the Employee and are not derived from a plan maintained by the Employer or any Affiliate, shall be disregarded unless otherwise provided in lawful regulations issued by the United States Treasury Department. Other amounts rolled over to or from this Plan to or from another qualified plan will be considered in calculating the Plan's status as a Top Heavy Plan (or, for Plan Years beginning prior to January 1, 2000, a Super Top Heavy Plan) if and to the extent required by said regulations.

            (b) AGGREGATION OF PLANS. Notwithstanding anything in this Section
2.2 to the contrary, if the Plan shall be determined by the Plan Administrator (in its sole and absolute discretion, but pursuant to the provisions of Section 416 of the Code) to be a constituent in an "aggregation group," this Plan shall be considered a Top Heavy Plan (or, for Plan Years beginning prior to January 1, 2000, a Super Top Heavy Plan) only if the "aggregation group" is a "top heavy group" or a "super top heavy group." For purposes of this Section 2.2, an "aggregation group" shall include the following:

                (1) Each plan intended to qualify under Section 401(a) of the Code sponsored by the Employer or an Affiliate in which one (1) or more Key Employees participate;

                (2) Each other plan of the Employer or an Affiliate that is considered in conjunction with a plan referred to in clause (1) in determining whether or not the nondiscrimination and coverage requirements of Section 401(a)(4) or Section 410 of the Code are met; and

                (3) If the Plan Administrator, in the exercise of its discretion, so chooses, any other such plan of the Employer or an Affiliate which, if considered as a unit with the plans referred to in clauses (1) and
(2), satisfies the requirements of Code Section 401(a) and Code Section 410.

A "top heavy group" for purposes of this Section 2.2 is an "aggregation group" in which the sum of the present value of the cumulative accrued benefits for Key Employees under all "defined benefit plans" (as defined in Section 414(j) of the Code) included in such group plus the aggregate of the account balances of Key Employees on the last Valuation Date in the twelve (12) month period ending on the respective determination date under all "defined contribution plans" (as defined in Section 414(i) of the Code) included in such group exceeds sixty percent (60%) of the total of such similar sum determined for all employees and beneficiaries covered by all such plans (where such present values and account balances are those present values applicable to those determination dates of each plan which fall in the same calendar year). In addition, with respect to Plan Years beginning prior to January 1, 2000, a "super top heavy" group is an "aggregation group" for which the sum so determined for Key Employees exceeds ninety percent (90%) of the sum so determined for all employees and beneficiaries. The Plan Administrator will calculate the present value of the cumulative annual benefits under a defined benefit plan in accordance with the rules set forth in the defined benefit plan. All determinations will be made in accordance with applicable regulations under Section 416 of the Code.

2.3         HIGHLY COMPENSATED EMPLOYEE.

            (a) GENERAL. The term "Highly Compensated Employee" shall include all "highly compensated active employees" and all "highly compensated former employees."

            (b) HIGHLY COMPENSATED ACTIVE EMPLOYEES.

            Effective for Plan Years beginning on or after January 1, 1997, for purposes of this Section 2.3, a "highly compensated active employee" is an Employee who performs services for the Employer or its Affiliates during the current Plan Year (the "determination year") and who:

                (1) During the determination year, or during the preceding Plan Year, is or was a "five percent owner" as described in Section 416(i)(l) of the Code and applicable regulations thereunder; or

                (2) For the preceding Plan Year, received Compensation from the Employer or its Affiliates in excess of Eighty Thousand Dollars ($80,000.00). As set forth in the definition of "Compensation" in Section 2.1(l) (Definitions - Compensation) of the Plan, effective for Plan Years beginning on or after January 1, 1997, the compensation of family members is disregarded for purposes of determining an Employee's Compensation, due to the repeal of Section 414(q)(6) of the Code.

            (c) HIGHLY COMPENSATED FORMER EMPLOYEES. For purposes of this
Section 2.3, the term "highly compensated former employee" is based on the rules applicable to determining Highly Compensated Employee status as in effect for that determination year in accordance with Section 1.414(q)-1T, A-4 of the temporary income tax regulations and Notice 97-45, as such may be updated, modified or amended from time to time.

            (d) COST-OF-LIVING ADJUSTMENTS. The dollar limitations of sub-paragraph (b)(2) above shall be adjusted to take into account any cost of living increase adjustment allowable pursuant to Section 414(q)(1) of the Code. For Plan Years beginning after December 31, 1996, that amount will be adjusted at the same time and in the same manner pursuant to the applicable rulings or regulations of the United States Treasury Department under Code Section 415(d), except that the base period shall be the calendar quarter ending September 30, 1996.

2.4         CONSTRUCTION.

            The masculine gender, where appearing in the Plan, shall include the feminine gender (and vice versa), and the singular shall include the plural, unless the context clearly indicates to the contrary. The term "delivered to the Plan Administrator," as used in the Plan, shall include delivery to a person or persons designated by the Plan Administrator for the disbursement and receipt of administrative forms. Headings and subheadings are for the purpose of reference only and are not to be considered in the construction of this Plan. If any provision of this Plan is determined to be for any reason invalid or unenforceable, the remaining provisions shall continue in full force and effect. All of the provisions of this Plan shall be construed and enforced according to the laws of the State of Arizona and shall be administered according to the laws of such state, except as otherwise required by the Act, the Code or other Federal law. The Employer intends that the Plan as adopted by the Employer shall constitute a qualified plan under the provisions of Section 401(a) of the Code and that the Trust Fund maintained pursuant to the Trust Agreement shall be exempt from taxation pursuant to Section 501(a) of the Code. It is also the Employer's intention that this Plan qualify as an accident and health plan pursuant to Section 105(c) of the Code and that any benefits paid to any Participant due to the Participant's Disability be eligible for the favorable income tax treatment afforded by Section 105(c) of the Code. This Plan shall be construed in a manner consistent with the Employer's intentions.

                                  ARTICLE THREE
                          ELIGIBILITY AND PARTICIPATION

3.1         ELIGIBILITY AND PARTICIPATION.

            Each Employee who was a Participant in the Plan immediately prior to the Effective Date of this amendment and restatement of the Plan shall continue as such, subject to the provisions hereof. Each other Employee shall become a Participant in the Plan for purposes of making Pre-Tax Contributions on the Plan Entry Date coincident with or next following the date on which the

Employee has been employed for sixty (60) days, unless he shall leave employment with the Employer prior to such date. In addition, each other Employee shall become a Participant for purposes of receiving an allocation of Matching Contributions and Discretionary Contributions on the Plan Entry Date coincident with or next following the date on which the Employee completes a Year of Service. If an Employee is included within a unit of employees covered by a collective bargaining agreement for which retirement benefits were the subject of good faith bargaining, he shall not be eligible to participate in this Plan, unless the collective bargaining agreement specifically provides to the contrary. In addition, any Employee who is hired by the Employer solely in the capacity as a faculty member shall not be eligible to participate in the Plan.

3.2         ENROLLMENT AS A PARTICIPANT.

            (a) AUTOMATIC ENROLLMENT. Effective January 1, 2002, each Employee who, on that date, is not a Participant but has satisfied the service requirements specified in Section 3.1 (Eligibility and Participation), and each Employee who thereafter satisfies the service requirements specified in Section
3.1 (Eligibility and Participation) (collectively "Automatic Enrollment Eligible Employee"), shall, on the next Plan Entry date following his satisfaction of the service requirements and his receipt of the notice described below in this subsection, automatically become a Participant and commence making Pre-Tax Contributions to the Plan in an amount equal to three percent (3%) of his Earnings without the necessity of completing any form designating the amount of his Pre-Tax Contributions. Subject to the limitations in Section 4.2 (Limits on Pre-Tax Contributions), an Automatic Enrollment Eligible Employee may elect to make Pre-Tax Contributions in an amount other than three percent (3%) of his Earnings by signing a form supplied by the Employer and delivering the form to the Employer. If an Automatic Enrollment Eligible Employee does not want to make Pre-Tax Contributions, he may elect to not make Pre-Tax Contributions by signing a form supplied by the Employer and delivering the form to the Employer. No Employee shall be automatically enrolled in the Plan until the Employee has received notice of the availability of and the procedure for making these elections and has been given a reasonable period in which to make an election. Notice to an Employee of the availability of the election shall be deemed "reasonable" if it is given no later than thirty (30) days prior to the first day of the pay period in which the automatic enrollment will take effect. In addition, Employees who have been automatically enrolled will be given annual notice of the current amount of their Pre-Tax Contribution and their right to change that amount. An Employee need not make any contributions in order to share in the allocation of any Discretionary Contributions.

            (b) APPLICATION TO PARTICIPATE. Each Employee who is eligible to become a Participant, and who elects to not make Pre-Tax Contributions at the time he became eligible, or elects to cease making Pre-Tax Contributions after being enrolled, may commence or recommence making Pre-Tax Contributions by completing and signing an enrollment form provided by the Plan Administrator and delivering the form to the Plan Administrator. The Employee shall designate on the form the amount of his Pre-Tax Contributions, if any, and shall authorize the reduction of his Earnings in an amount equal to his directed Pre-Tax Contributions. An Employee need not elect to make any contributions in order to share in the allocation of Discretionary Contributions. All forms to be delivered to the Plan Administrator pursuant to this Section 3.2 must be received by the Plan Administrator within such reasonable and uniformly-applied time periods as the Plan Administrator may prescribe for the receipt of forms as a condition of giving effect to or implementing such instructions. If a written instruction cannot be given effect or implemented for a particular period, it shall be effective for the next succeeding period.

3.3         CREDITING OF SERVICE.

            All Years of Service shall be taken into account under this Plan. Service performed prior to a Break in Service, however, may be disregarded pursuant to Section 3.4 (Effect of Rehiring).

3.4         EFFECT OF REHIRING.

            The Years of Service performed by an Employee prior to a Break in Service will be disregarded and the former Employee will be treated as a new Employee for purposes of this Plan upon reemployment if the number of the Employee's consecutive one (1) year Breaks in Service is equal to or more than the greater of (a) five (5) or (b) the aggregate number of Years of Service credited to the Employee prior to the Break, provided, however, that if the rehired Employee's prior service would have been disregarded pursuant to the preceding clause (b) of this sentence (without regard to clause (a)) and the Employee returned to employment with the Employer or any Affiliate on the last day of the last Plan Year that began prior to January 1, 1985, his service shall be disregarded. In determining an Employee's aggregate number of Years of Service before the Break in Service, Years of Service disregarded in accordance with this Section as the result of a prior Break in Service shall not be considered. Except as otherwise provided above in this paragraph, if an Employee separates from employment with the Employer and is later rehired, he shall remain credited with all Years of Service credited to him during his prior period of employment. If a rehired Employee (other than an Employee whose service is disregarded pursuant to the preceding paragraph) was a Participant or had satisfied the eligibility requirements of Section 3.1 (Eligibility and Participation) during his prior period of employment and following his return he is otherwise eligible to participate in the Plan, the Employee shall commence participation in the Plan upon the later of his date of rehire or the date on which he would have commenced participation if his employment had not terminated. If a rehired Employee was not a Participant or had not satisfied the eligibility requirements of Section 3.1 (Eligibility and Participation) during his prior period of employment and, following his return he is otherwise eligible to participate in the Plan, the Employee shall commence participation in the Plan as of the date he satisfies the eligibility requirements of Section 3.1(Eligibility and Participation) upon his recommencement of employment.

3.5         AUTHORIZED LEAVES OF ABSENCE.

            An Authorized Leave of Absence granted by the Employer for which an Employee is not compensated shall be disregarded in determining whether the Employee has satisfied the eligibility requirements specified in Section 3.1 (Eligibility and Participation), and the Employee shall not be credited with Hours of Service for any purpose for such period unless such credit is required to be given by law. An Employee shall not be charged with a Break in Service, however, during an Authorized Leave of Absence if the Employee's failure to complete more than five hundred (500) Hours of Service is attributable to the Authorized Leave of Absence, and a Participant's participation in the Plan shall not be terminated while the Participant is on an Authorized Leave of Absence.

3.6         AFFILIATED EMPLOYERS AND ACQUIRED COMPANIES.

            For the purpose of computing an Employee's Years of Service, employees of Affiliates of the Employer shall be given credit for their Hours of Service with such Affiliates if they become Employees of the Employer as though during such periods they were Employees. Persons employed by a business organization that is acquired by the Employer or by an Affiliate of the Employer shall be credited with service for their Hours of Service with such predecessor employer hereunder if they become Employees of the Employer only to the extent required under lawful regulations of the United States Treasury Department under Section 414(a)(2) of the Code.

3.7         TERMINATION OF PARTICIPATION.

            A Participant's participation in the Plan, but not his right, if any, to payment of benefits, shall be terminated upon the Participant's separation from employment with the Employer or upon his transfer from an eligible class of Employees as provided in Section 3.8 (Transfers to and From an Eligible Class of Employees). A Participant's participation in the Plan shall not be terminated while he is on an Authorized Leave of Absence.

3.8         TRANSFERS TO AND FROM AN ELIGIBLE CLASS OF EMPLOYEES.

            (a) TRANSFERS OUT OF PLAN. A Participant will automatically become ineligible to participate in the Plan as of the effective date of a change in his employment classification if as a result of the change, he is no longer eligible to participate in the Plan. All sums credited to the former Participant's accounts will continue to be held pursuant to the terms of this Plan and will be distributed to the former Participant only upon his subsequent termination of employment or the occurrence of some event permitting a distribution pursuant to the provisions of this Plan.

            (b) TRANSFERS TO PLAN. If an Employee of the Employer is not eligible to participate in the Plan due to his employment classification, he shall participate immediately upon becoming a member of an eligible class of Employees if he has satisfied the other requirements set forth in Section 3.1 (Eligibility and Participation) and would have become a Participant previously had he been in an eligible class.

            (c) SERVICE CREDIT. In any event, an Employee's service in an ineligible employment classification shall be considered in calculating the Employee's Years of Service for purposes of this Plan.

            (d) TRANSFERS TO AFFILIATES. If a Participant ceases to participate in the Plan as a result of his transfer to an Affiliate that has not adopted this Plan, amounts credited to his accounts as of the date of his transfer shall not be forfeited or distributed. Rather, such amounts shall be payable in accordance with the terms of this Plan upon his subsequent termination of employment with all Affiliates and the Employer or upon the occurrence of some other event permitting a distribution pursuant to the provisions of this Plan.

3.9         LEASED EMPLOYEES.

            For purposes of this Plan, whether an individual is a "leased employee" shall be determined in accordance with Section 414(n)(2) of the Code. A "leased employee" shall be treated as an Employee of the Employer for purposes of the pension requirements of Section 414(n)(3) of the Code, unless leased employees constitute less than twenty percent (20%) of the Employer's non-highly compensated work force (within the meaning of Section 414(n)(5)(C)(ii) of the Code) and the leased employee is covered by a "safe harbor plan" that satisfies the requirements of Section 414(n)(5)(B) of the Code. In any event, a leased employee who is deemed to be an Employee of the Employer pursuant to the preceding sentence shall be treated as if he is employed in an employment classification that has not been designated for participation in the Plan.

3.10        WAIVER OF PARTICIPATION.

            Any Highly Compensated Employee shall have the right at the time that that Employee first becomes eligible to participate to irrevocably waive participation in the Plan. Any waiver under this Section 3.10 shall be made in writing and shall be deemed effective when received by the Plan Administrator. For purposes of the preceding sentence, an Employee's failure to direct Pre-Tax Contributions, or an Employee's election to not make Pre-Tax Contributions to the Plan, shall not be deemed to be a waiver of participation in the Plan.

                                  ARTICLE FOUR
                             EMPLOYEE CONTRIBUTIONS

4.1         PRE-TAX CONTRIBUTIONS.

            (a) ELECTION. Each Participant, including those who are automatically enrolled in the Plan in accordance with Section 3.2 (Enrollment as a Participant) of the Plan, may direct the Employer to make Pre-Tax Contributions to the Trust Fund on the Participant's behalf during each Plan Year while he is a Participant. The amount payable to the Participant as his current salary or wages shall then be reduced by an amount equal to the Pre-Tax Contributions directed by the Participant. Pre-Tax Contributions shall either be directed in a specified dollar amount per payroll period or in whole percentage increments of Earnings, from one percent (1%) to fifteen percent (15%) of Earnings, as the Participant shall elect on a form provided by and delivered to the Plan Administrator.

            (b) TRANSFER TO TRUSTEE. Pre-Tax Contributions shall be forwarded to the Trustee as soon as possible following the end of the applicable payroll period. However, in no event shall such contributions be transferred to the Trustee later than the fifteenth (15th) business day of the month following the end of the month in which such amounts would otherwise have been payable to the Participant in cash.

            (c) LIMITATIONS. The Employer and the Plan Administrator shall implement such procedures as may be necessary to assure that the sum of the Pre-Tax Contributions and the Employer Contributions does not exceed the maximum amount that may be deducted by the Employer pursuant to Section 404 of the Code. The direction of Pre-Tax Contributions also shall be subject to such further reasonable and nondiscriminatory restrictions regarding minimum and maximum amounts that may be directed and the frequency of changes of direction rates as the Employer and Plan Administrator shall determine and announce to Plan Participants.

            (d) MAKE-UP OF PRE-TAX CONTRIBUTIONS MISSED DURING MILITARY LEAVE. Effective December 12, 1994, in the case of a Participant who returns to active employment from military service in accordance with USERRA, that Participant may make up those Pre-Tax Contributions which the Participant could have made under the terms of the Plan but for his military service. The Participant must make such contributions no later than the end of the period beginning on his reemployment date and ending on the last day of the period equal to the lesser of (i) his period of military service multiplied by three or (ii) five years. The maximum amount of Pre-Tax Contributions that a Participant may make under this Section 4.1(d) is the amount of Pre-Tax Contributions which the Participant could have made under the terms of the Plan during his period of military service. For purposes of determining a Participant's Pre-Tax Contributions under this Section 4.1(d), the Participant's Earnings shall be equal to the Earnings which the Participant would have received during his period of military service had his active employment with the Employer continued during such period.

4.2         LIMITS ON PRE-TAX CONTRIBUTIONS.

            (a) PRE-TAX CONTRIBUTIONS DOLLAR LIMITATION. A Participant's Pre-Tax Contributions for any calendar year may not exceed the limitation prescribed by
Section 402(g) of the Code. The Section 402(g) limit is adjusted from time to time to reflect increases in the cost-of-living as announced by the United States Treasury Department. (For example, the applicable limitation for calendar year 2001 is Ten Thousand Five Hundred Dollars ($10,500.00)). This limitation applies in the aggregate to the Participant's "elective contributions" under all plans. For this purpose, the term "elective contributions" includes the Participant's Pre-Tax Contributions to this Plan, the Participant's pre-tax contributions to any other qualified cash or deferred arrangement (as defined in Section 401(k) of the Code), any elective employer contributions to a simplified employee pension plan that are not included in the Participant's gross income due to Section 402(h)(1)(B) of the Code and any employer contribution used to purchase an annuity contract under Section 403(b) of the Code pursuant to a salary reduction arrangement (within the meaning of Section 3121(a)(5)(D) of the Code). If the Participant's elective contributions to all such programs during any calendar year exceed the limitation for that calendar year, the Participant may, by March 1 of the calendar year following the calendar year for which the excess contributions were made, so advise the Plan Administrator and request the return of all or a portion of the excess contributions to this Plan. The excess contributions, along with any income thereon (as determined by the Plan Administrator in accordance with rules of uniform and nondiscriminatory application) may then be returned to the Participant by the next following April
15. The Plan Administrator is not under any obligation, however, to honor a request for a return.

            (b) APPLICATION OF EARNINGS LIMIT. The limit on Earnings set forth in Section 401(a)(17) of the Code and reflected in the definition of "Earnings" in Section 2.1 (Definitions) of this Plan applies in calculating the amount of a Participant's Pre-Tax Contributions. As a result, a Participant's maximum Pre-Tax Contributions shall equal the lesser of: (1) the limitation set forth in
Section 402(g) of the Code and reflected in Section 4.2(a) (Limits on Pre-Tax Contributions - Pre-Tax Contributions Dollar Limitation) of this Plan; or (2) the Earnings limitation set forth in Section 401(a)(17) of the Code ($170,000.00 for Plan Years beginning on or after January 1, 2001) and reflected in the definition of "Earnings" in Section 2.1 (Definitions) of this Plan multiplied by the maximum percentage Pre-Tax Contribution determined in accordance with
Section 4.1(c) (Pre-Tax Contributions - Limitations). Nonetheless, a Participant may elect to spread this maximum contribution out over some or all of the payroll periods occurring in the Plan Year even though the Earnings paid to the Participant during the Plan Year has already exceeded the limitation set forth in Section 401(a)(17) and in the definition of "Earnings" in Section 2.1 (Definitions) of the Plan. For example, if a Participant's Earnings equal Two Hundred Thousand Dollars ($200,000.00) and the Employee has bi-monthly payroll periods, the Participant's Earnings could be spread over twenty-four (24) pay periods in which case his bi-monthly Earnings for the 2001 Plan Year would equal Seven Thousand Eighty-Three Dollars and Thirty-Three Cents ($7,083.33) (i.e., $170,00.00/24).

4.3         LIMITATION ON CONTRIBUTIONS OF HIGHLY COMPENSATED EMPLOYEES.

            (a) ACTUAL DEFERRAL PERCENTAGE LIMITATIONS. Except as provided by USERRA, the contributions made by Participants who are Highly Compensated Employees shall be limited to the extent necessary to satisfy one of the following two paragraphs:

                (1) The "actual deferral percentage" for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the "base actual deferral percentage" multiplied by one and one-quarter (1.25); or

                (2) The actual deferral percentage for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the base actual deferral percentage multiplied by two (2), provided that the actual deferral percentage for Participants who are Highly Compensated Employees does not exceed the base actual deferral percentage by more than two percentage points (2%) or such lesser amount as the Secretary of the Treasury shall prescribe to prevent the multiple use of this alternative limitation with respect to any Highly Compensated Employee.

            (b) SPECIAL DEFINITIONS. For purposes of this Section alone, the following definitions shall apply:

                (1) "Actual deferral percentage" - The average (expressed as a percentage) of the deferral percentages of the Participants in a group. The actual deferral percentage for a group shall be determined by adding the deferral percentage of all Participants in the group and dividing that sum by the number of Participants in the group.

                (2) "Base actual deferral percentage" - Effective for Plan Years beginning on or after January 1, 2002, and for Plan Years ending on December 31, 1997 and December 31, 1999, "Base actual deferral percentage" means the actual deferral percentage for the previous Plan Year for the group consisting of individuals who were not Highly Compensated Employees during the previous Plan Year. Effective for Plan Years ending on December 31, 1998 and December 31, 2000, "Base actual deferral percentage" means the actual deferral percentage for the current Plan Year for the group consisting of individuals who were not Highly Compensated Employees during the current Plan Year.

                (3) "Deferral percentage" - The ratio (expressed as a percentage) of the Pre-Tax Contributions under the Plan on behalf of the Participant for the Plan Year to the Participant's Compensation for the Plan Year.

                (4) "Compensation" - Compensation shall include such items of pay as may be determined by the Plan Administrator, as long as the resulting definition complies with Section 414(s) of the Code. Effective for Plan Years beginning on or after January 1, 1998, the Employer, in accordance with Section 414(s)(2) of the Code and any regulations issued thereunder, may elect to exclude from "Compensation" for this purpose any amount which is contributed by the Employer pursuant to a salary reduction agreement and which is not includible in the gross income of an Employee under Code Sections 125, 402(e)(3), 402(h) or 403(b), and 132(f) (for Plan Years beginning after December 31, 2000).

            (c) SPECIAL RULES. For purposes of this Section, the following rules shall apply:

                (1) If a Highly Compensated Employee participates in two (2) or more cash or deferred arrangements sponsored by the Employer, all cash or deferred arrangements with Plan Years ending with or within the same calendar year shall be treated as one arrangement for purposes of calculating such individual's deferral percentage. Notwithstanding the foregoing, multiple cash or deferred arrangements shall be treated as separate if they are required to be mandatorily disaggregated under the regulations promulgated under Section 401(k) of the Code.

                (2) At the election of the Employer, but in accordance with such rules as may be prescribed in applicable regulations, any matching contributions (within the meaning of Section 401(m)(4)(A) of the Code) or qualified nonelective contributions (within the meaning of Section 401(m)(4)(C) of the Code) allocated to a Participant under this or any other plan described in
Section 401(a) of the Code maintained by the Employer or an Affiliate shall be aggregated with the Participant's Pre-Tax Contributions under this Plan for purposes of determining the Participant's deferral percentage. If the Employer makes such an election, such matching and qualified nonelective contributions
(i) must satisfy the conditions set forth in Treasury Regulation Section 1.401(k)-1(b)(5) and (ii) must be subject to the same distribution requirements as are Pre-Tax Contributions. Additionally, in accordance with Treasury Regulation Section 1.401(k)-1(g)(13), such matching and qualified nonelective contributions must satisfy the above requirements without regard to whether they are actually treated as Pre-Tax Contributions.

                (3) If this Plan satisfies the requirements of Section 401(a)(4) or Section 410 of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of Section 401(a)(4) or
Section 410(b) of the Code only if aggregated with this Plan, then the limitations of this Section shall be applied by determining the deferral percentages of Participants as if all such plans were a single plan, provided that such plans have the same Plan Year and employ the same actual deferral percentage testing method.

                (4) Effective for Plan Years beginning on or after January 1, 1997, the Pre-Tax Contributions, compensation, and other amounts treated as elective contributions of all family members are no longer aggregated in determining the actual deferral percentage for the groups of Highly Compensated Employees and those who are not Highly Compensated Employees.

                (5) The determination and treatment of the deferral percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

                (6) Pre-Tax Contributions made by a Participant will be taken into account under the actual deferral percentage test for a Plan Year only if the contributions relate to Compensation that either would have been received by the Participant in the Plan Year (but for the deferral election) or are attributable to services performed by the Participant in the Plan Year and would have been received by the Participant within two and one-half (2-1/2) months after the close of the Plan Year (but for the deferral election).

                (7) Pre-Tax Contributions made by a Participant will be taken into account under the actual deferral percentage test for a Plan Year only if the contributions are allocated to the Participant as of a date within that Plan Year. For purposes of this paragraph, Pre-Tax Contributions are considered allocated as of a date within a Plan Year if the allocation is not contingent on participation or performance of services after such date and the Pre-Tax Contributions are actually paid to the Trust no later than two and one-half (2-1/2) months after the end of the Plan Year to which such contributions relate.

            (d) DISTRIBUTION OF EXCESS CONTRIBUTIONS. No later than the last day of each Plan Year, any "excess Pre-Tax Contributions" and the income allocable thereto will be distributed to Participants who made the excess Pre-Tax Contributions during the preceding Plan Year. To avoid any excise tax imposed by
Section 4979 of the Code (or any successor provision), the Plan Administrator may, in its discretion, distribute such excess Pre-Tax Contributions and the income allocable thereto to Participants within two and one-half (2-1/2) months after the end of the Plan Year. For purposes of this paragraph, the term "excess Pre-Tax Contributions" means, with respect to any Plan Year, the aggregate amount of Pre-Tax Contributions paid to the Plan by the Highly Compensated Employees for the Plan Year over the maximum amount of Pre-Tax Contributions permitted pursuant to Section 4.3(a) (Limitation on Contributions of Highly Compensated Employees - Actual Deferral Percentage Limitations) and Section 401(k)(3)(A)(ii) of the Code. For Plan Years beginning on or after January 1, 1997, the distribution of excess Pre-Tax Contributions for any Plan Year shall be made to Highly Compensated Employees on the basis of the dollar amount of Pre-Tax Contributions made by each Highly Compensated Employee in accordance with the following procedure:

                (1) Step One: The dollar amount of the excess Pre-Tax Contributions for each Highly Compensated Employee shall be calculated in the manner described in Code Section 401(k)(8)(B) and Treasury Regulation Section 1.401(k)-1(f)(2). (Note: Although the amount necessary to reduce the actual deferral percentage of each Highly Compensated Employee will be calculated in accordance with Code Section 401(k)(8)(B) and Treasury Regulation Section 1.401(k)-1(f)(2), the amounts so calculated are not necessarily the amounts that will actually be returned to a particular Employee. Instead, the amounts so returned will be the amounts as calculated in accordance with Steps 2, 3 and 4);

                (2) Step Two: The sum of the dollar amounts calculated pursuant to Step One shall be calculated. The total amount calculated in this Step Two shall be distributed in accordance with Steps Three and Four;

                (3) Step Three: The Pre-Tax Contributions of the Highly Compensated Employee with the highest dollar amount of Pre-Tax Contributions shall be reduced by the dollar amount required to cause that Highly Compensated Employee's Pre-Tax Contributions to equal the dollar amount of the Pre-Tax Contributions of the Highly Compensated Employee with the next highest dollar amount of Pre-Tax Contributions. This dollar amount is then distributed to the Highly Compensated Employee with the highest dollar amount of Pre-Tax Contributions. However, if a lesser reduction, when added to the total dollar amount already distributed under this Step Three, would equal the total calculated under Step Two, the lesser amount shall be distributed; and

                (4) Step Four: If the total amount distributed is less than the amount calculated pursuant to Step Two, Step 3 is repeated.

            The income allocable to excess Pre-Tax Contributions shall be determined by multiplying the income allocable for the Plan Year to the Participant's Pre-Tax Contributions Account from which the excess contributions are to be distributed by a fraction, the numerator of which is the excess Pre-Tax Contributions on behalf of the Participant for the preceding Plan Year and the denominator of which is the sum of the Participant's Pre-Tax Contributions Account balance on the last business day of the preceding Plan Year plus the Pre-Tax Contributions (other than excess Pre-Tax Contributions) allocated to that account during the Plan Year. If there is a loss, the total excess Pre-Tax Contributions shall nonetheless be distributed to the Participant, but the amount distributed shall not exceed the balance of the Pre-Tax Contributions Account from which the distribution is made. The amount of any excess Pre-Tax Contributions to be distributed shall be reduced by excess Pre-Tax Contributions previously distributed for the taxable year ending in the same Plan Year in accordance with
Section 402(g)(2) of the Code and excess Pre-Tax Contributions to be distributed for a taxable year shall be reduced by excess Pre-Tax Contributions previously distributed for the Plan Year beginning in such taxable year.

            (e) QUALIFIED NONELECTIVE CONTRIBUTIONS. In lieu of making a distribution pursuant to paragraph (d), if prior to the end of a Plan Year, the Plan Administrator concludes that the average rate of Pre-Tax Contributions made on behalf of Highly Compensated Employees would violate the rules set forth in paragraph (a) and Section 401(k) of the Code, the Employer may, but is not obligated to, make "qualified nonelective contributions" on behalf of non-Highly Compensated Employees. For purposes of this paragraph, the term qualified nonelective contribution shall mean any Employer contribution with respect to which (i) the Employee may not elect to have the contribution paid to the Employee in cash instead of being contributed to the Plan and (ii) the requirements of Section 401(k)(2)(B) and (C) of the Code and Treasury Regulations Section 1.401(k)-1(b)(5) are met.

            (f) REDUCTION OF FUTURE CONTRIBUTIONS. If prior to the end of a Plan Year the Plan Administrator concludes that the average rate of Pre-Tax Contributions made on behalf of Highly Compensated Employees would violate the rules set forth in paragraph (a) and Section 401(k) of the Code, the Plan Administrator may prospectively reduce the Pre-Tax Contributions directed by the Highly Compensated Employees. The reduction shall be implemented by reducing the highest rates of Pre-Tax Contributions within such group, with such rates to be reduced in one percent (1%) increments or fractions thereof, as determined by the Plan Administrator. Any reduction pursuant to this Section shall be limited to the extent necessary to assure compliance with the requirements set forth in paragraph (a) and Section 401(k) of the Code.

4.4         DESIGNATION AND CHANGE OF DESIGNATION OF PRE-TAX CONTRIBUTIONS.

            All designations or changes of designation of the amount of Pre-Tax Contributions directed by a Participant shall be made in accordance with uniform rules and procedures promulgated by the Plan Administrator. Unless provided otherwise in uniform rules adopted by the Plan Administrator, a payroll deduction designation shall become effective as of the first day of the payroll period coincident with or next following the designation. A designation shall be effective until it is succeeded by another valid payroll deduction designation or until the Participant's right to make Pre-Tax Contributions is otherwise suspended or terminated. A designation or change of designation may be rejected by the Employer if the Plan Administrator concludes that such designation or change of designation would cause the Plan to fail to satisfy Section 4.2 (Limits on Pre-Tax Contributions) or Section 4.3 (Limitation on Contributions of Highly Compensated Employees).

4.5         SUSPENSION OF PRE-TAX CONTRIBUTIONS.

            A Participant may suspend his Pre-Tax Contributions as of the first day of any payroll period, in accordance with uniform rules promulgated by the Plan Administrator. Suspension of contributions shall be made on a form supplied by the Plan Administrator, signed by the Participant and delivered to the Plan Administrator prior to expiration of the uniform period prescribed by the Plan Administrator for such notice to be given effect for such period. If notice is not timely received, such notice shall be effective commencing with the next succeeding payroll period. Recommencement of Pre-Tax Contributions shall be made only when the Participant subsequently directs payroll withholding or salary reduction pursuant to Section 3.2 (Enrollment as a Participant). While a Participant is on an Authorized Leave of Absence, he shall be deemed to have suspended Pre-Tax Contributions and may recommence such contributions following his return to active employment in accordance with Section 3.2 (Enrollment as a Participant). A Participant shall not be entitled to "make-up" suspended contributions, except to the extent required by Section 4.1(d) (Pre-Tax Contributions - Make-up of Pre-Tax Contributions Missed During Military Leave) of the Plan.

4.6         AFTER-TAX CONTRIBUTIONS.

            (a) GENERAL RULE. Participants were previously allowed to make After-Tax Contributions to this Plan. However, After-Tax Contributions have been eliminated. Any After-Tax Contributions made to this Plan in the past shall remain in the Plan until they are withdrawn or distributed pursuant to the provisions hereof. Until withdrawn or distributed, the After-Tax Contributions Accounts shall continue to share in the earnings or losses of the Trust Fund as provided in Section 6.3 (Valuation and Account Adjustments).

            (b) WITHDRAWAL OF AFTER-TAX CONTRIBUTIONS; GENERAL RULE. A Participant may withdraw all or a portion of the amounts credited to his After-Tax Contributions Account in accordance with such rules and procedures as may be adopted by the Plan Administrator from time to time. The Plan Administrator, in the exercise of its discretion but pursuant to nondiscriminatory rules of uniform application, may limit the frequency or timing of withdrawals, as long as each Participant is allowed to withdraw his After-Tax Contributions at least once in each Plan Year. Any expense incurred in making a withdrawal distribution shall be charged to the Participant's After-Tax Contributions Account and shall be deducted prior to distribution to the Participant.

            (c) SPOUSAL CONSENT TO WITHDRAWALS. No married Participant shall be allowed to make a withdrawal if at the time of the withdrawal his vested interest in all of his accounts, plus any amounts previously withdrawn, exceeds Five Thousand Dollars ($5,000.00) (Three Thousand Five Hundred Dollars ($3,500) prior to January 1, 2002) unless the Participant's spouse consents to the withdrawal. Such consent must be in writing, must consent to a single lump sum payment of the amount to be withdrawn, must acknowledge the effect of the withdrawal on the benefits ultimately payable from the Plan, must acknowledge the effect of the spouse's consent to the withdrawal, and must be witnessed by a notary public or a designated representative of the Plan Administrator. No spousal consent shall be required if the Plan Administrator determines, in its sole and absolute discretion, that the spouse cannot be located or other circumstances exist that preclude the Participant from obtaining such consent (as permitted under applicable regulations issued by the United States Treasury Department). Any spousal consent given or dispensed with pursuant to this Section will be valid with respect to the spouse who signs the consent or with respect to whom the consent requirement is waived by the Plan Administrator and any subsequent spouse. If the Participant's spouse fails to consent to the withdrawal of amounts allocated to the Participant's After-Tax Contributions Account, the amounts in the Participant's account will be held for distribution in accordance with the other provisions of this Plan unless the spouse later consents to a withdrawal pursuant to the provisions of this Section.

            (d) ORDER OF WITHDRAWALS. Amounts withdrawn from a Participant's After-Tax Contributions Account shall be charged against the subaccounts within that account in the following order:

                (1) Withdrawals will first be charged against the subaccount established to record the After-Tax Contributions made by the Participant on or before December 31, 1986, and the earnings or losses thereon (the "pre-1987 subaccount") until an amount equal to the lesser of the After-Tax Contributions made by the Participant on or before December 31, 1986, or the value of such subaccount has been charged against such subaccount.

                (2) Withdrawals will then be charged against the subaccount established to record the After-Tax Contributions made by the Participant on or after January 1, 1987, and the earnings or losses thereon (the "post-1986 subaccount") unless and until such subaccount is depleted.

                (3) Any remaining withdrawals will be charged against the earnings remaining in the pre-1987 subaccount.

4.7         ROLLOVER CONTRIBUTIONS.

            (a) CONTRIBUTION. Any Employee (whether or not a Participant) who has received a distribution from a profit sharing plan, stock bonus plan or pension plan intended to "qualify" under Section 401 of the Code may transfer such distribution to the Trust Fund if such contribution to the Trust Fund would constitute, in the sole and absolute discretion of the Plan Administrator, a "rollover contribution" within the meaning of the applicable provisions of the Code. Additionally, an Employee may request, with the approval of the Plan Administrator, that the Trustee accept a transfer from the trustee of another qualified plan. Upon such approval, the Trustee shall accept such transfer. The Plan Administrator may, in its sole discretion, decline to accept such transfer. For purposes of this Plan, both a "rollover contribution" within the meaning of the applicable provisions of the Code and a transfer initiated by the Employee from another plan shall be referred to as a "Rollover Contribution." If the Plan Administrator decides to grant an Employee's request to make a Rollover Contribution, the Employee may contribute to the Trust Fund cash or other property acceptable to the Trustee to the extent of such distribution.

            (b) ACCOUNTING AND DISTRIBUTIONS. The Plan Administrator shall credit the Rollover Contribution to a separate account (the "Rollover Contribution Account") for the Employee's sole benefit. The separate Rollover Contribution Account shall be adjusted, valued and credited pursuant to Section
6.3 (Valuation and Account Adjustments). Any such Rollover Contribution Account shall be nonforfeitable and shall be paid to the Employee or his Beneficiary in the same manner as benefits would be paid to the Participant or Beneficiary under Article Nine (Distribution of Benefits).

            (c) NO GUARANTY. The Plan Administrator, the Employer and the Trustee do not guarantee the Rollover Contribution Accounts of Participants in any way from loss or depreciation. The Employer, the Plan Administrator and the Trustee do not guarantee the payment of any money which may be or become due to any person from a Rollover Contribution Account, and the liability of the Employer, the Plan Administrator or the Trustee to make any payment therefrom shall at any and all times be limited to the then value of the Rollover Contribution Account.

            (d) WITHDRAWALS. An Employee may not make withdrawals from his Rollover Contribution Account.

            (e) PROHIBITION OF ROLLOVERS FROM CERTAIN PLANS. The Plan Administrator shall not permit a Participant to make a direct transfer to this Plan (as distinguished from a "rollover contribution" or "eligible rollover distribution" within the meaning of the Code) if the plan from which the transfer is to be made is or was subject to the joint and survivor annuity and preretirement survivor annuity requirements of Section 417 of the Code by reason of Section 401(a)(11) of the Code.

                                  ARTICLE FIVE
                             EMPLOYER CONTRIBUTIONS

5.1         EMPLOYER CONTRIBUTIONS.

            (a) MATCHING CONTRIBUTIONS. Subject to its right to amend or terminate this Plan, the Employer may make a Matching Contribution on behalf of each eligible Participant in an amount determined from time to time in the sole and absolute discretion of the Employer. Matching Contributions may be due and payable regardless of whether the Employer has current or accumulated net profits. Notwithstanding the above, no Matching Contribution shall be made with respect to the portion of any Pre-Tax Contribution that is returned to the Participant pursuant to Sections 4.2(a) (Limits on Pre-Tax Contributions - Pre-Tax Contributions Dollar Limitation), 4.3(d) (Limitation on Contributions of Highly Compensated Employees - Distribution of Excess Contributions), and 6.4(c) (Limitations on Annual Additions - Adjusting Annual Additions); provided, however, that if a Matching Contribution is nevertheless made with respect to such Pre-Tax Contributions, such Matching Contributions shall become a forfeiture as of the end of the Plan Year for which it was contributed and shall be allocated as if it were a Discretionary Contribution. Effective December 12, 1994, notwithstanding any provision in this Plan to the contrary, if a Participant who returns to active employment in accordance with USERRA makes Pre-Tax Contributions pursuant to Section 4.1 (Pre-Tax Contributions), the Employer shall make Matching Contributions on behalf of such Participant with respect to such Pre-Tax Contributions on the same basis as it did for Participants who were active employees during the Participant's period of military service.

            (b) DISCRETIONARY CONTRIBUTIONS. In addition to its Matching Contributions, the Employer may make Discretionary Contributions to the Plan on behalf of its eligible Participants in such amounts, if any, as shall be determined from time to time by the Employer. The Discretionary Contribution for a Plan Year, when added to the Pre-Tax Contributions of the Participants and the Employer's Matching Contributions, shall in no event be more than shall be allowable as a deduction for Federal income tax purposes. The Discretionary Contributions need not be made from the Employer's current or accumulated net profits.

            (c) ELIGIBLE PARTICIPANTS. After a Participant is eligible to participate in the Matching Contributions portion of the Plan pursuant to
Section 3.1 (Eligibility and Participation), the Participant will be entitled to receive a Matching Contribution for a Plan Year if the Participant made Pre-Tax Contributions during a Plan Year. A Participant will not be required to be employed on the last day of the Plan Year in order to receive a Matching

Contribution. As a general rule, after a Participant is eligible to participate in the Discretionary Contributions portion of the Plan pursuant to Section 3.1 (Eligibility and Participation), the Participant will be entitled to share in the allocation of Discretionary Contributions for a Plan Year only if the Participant is credited with a Year of Service for such Plan Year. If a Participant dies, retires on or after his Normal Retirement Date, or terminates employment due to a Disability during a Plan Year, however, the Participant shall be entitled to share in the allocation of Discretionary Contributions for that Plan Year regardless of whether the Participant completes a Year of Service.

            (d) TIME OF PAYMENT. The Employer Contribution for a Plan Year shall be paid to the Trustee by the time (including extensions) for filing the Employer's Federal income tax return for the relevant fiscal year of the Employer.

            (e) "TOP HEAVY" CONTRIBUTIONS. Notwithstanding any provisions to the contrary in this Section 5.1, the Employer may, in its sole and absolute discretion, make additional Employer contributions for any Plan Year in which the Plan is Top Heavy in such amounts as may be necessary to fund the Employer contribution allocation required by Section 6.2(c) (Allocation of Contributions
- Top Heavy Allocations).

            (f) MAKE-UP CONTRIBUTIONS. If an eligible Employee is inadvertently excluded from participation in the Plan, the Employer may make special qualified nonelective contributions and special Discretionary Contributions to the Plan on behalf of the eligible Employee.

                (1) The special qualified nonelective contributions shall be in an amount equal to the sum of: the actual deferral percentage for the group of non-highly Compensated Employee Participants or the group of Highly Compensated Employee Participants (depending on whether the eligible Employee was a Highly Compensated Employee) for the Plan Year or Plan Years that includes the period or periods during which the eligible Employee was inadvertently excluded from participation multiplied by the eligible Employee's Earnings for the same period or periods; and (ii) the average contribution percentage for the group of non-Highly Compensated Employee Participants or the group of Highly Compensated Employee Participants (depending on whether the eligible Employee was a Highly Compensated Employee) for the Plan Year or Plan Years that includes the period or periods during which the eligible Employee was inadvertently excluded from participation multiplied by the eligible Employee's Earnings for the same period or periods.

                (2) The special Discretionary Contribution called for by this paragraph shall be in an amount equal to the Discretionary Contribution or Contributions that would have been allocated to the eligible Employee had he not been excluded. The Employer also shall make a special Discretionary Contribution on behalf of the eligible Employee in an amount equal to the annual rate of return on Plan investments for the relevant Plan Year or Plan Years multiplied by the amounts of qualified nonelective contributions or Discretionary Contributions made pursuant to this paragraph, adjusted to reflect partial years. The qualified nonelective contributions made pursuant to this Section shall be allocated to the account or accounts to which the contributions they are replacing would have been allocated. For example, the special Discretionary Contribution shall be allocated to the Employer Contribution Account to the extent that the special Discretionary Contribution is replacing a Discretionary Contribution that should have previously been made. The special Discretionary Contribution that is replacing Plan investment earnings shall be allocated to the accounts to which the contributions to which the Plan investment earnings relate would be allocated. All contributions made pursuant to this Section are subject to the limitations of Section 5.2(b) (Conditional Nature of Contributions - Deductibility). To the extent that the limitations of said Section preclude the making of the full special qualified nonelective contributions or the full special Discretionary Contributions called for by this Section, the balance of the special contributions will be made in later years subject to the limitations of Section 5.2(b) (Conditional Nature of Contributions - Deductibility). The special Discretionary Contribution that is intended to replace Plan investment earnings shall be adjusted to reflect Plan investment earnings on the balance of said contribution for the period of time during which contributions are limited.

                (3) In accordance with Treasury Regulation Section 1.415-6(b)(2), for purposes of applying the limitations of Section 6.4 (Limitations on Annual Additions) of the Plan and Section 415 of the Code, qualified nonelective contributions and Discretionary Contributions made in accordance with this Section will not be considered Annual Additions with respect to the Participant for the limitation year in which said contributions are made, but rather, will be considered Annual Additions in the limitation year to which such contributions relate. Furthermore, to the extent a Discretionary Contribution made pursuant to this Section is intended to replace investment earnings, it will not be treated as an Annual Addition for any limitation year.

            (g) QUALIFIED NON-ELECTIVE CONTRIBUTIONS. In accordance with such regulations as may be prescribed by the Secretary of the Treasury, the Employer may elect to treat any or all of the Discretionary Contributions made pursuant to Section 5.1(b) (Employer Contributions - Discretionary Contributions) as qualified nonelective contributions for purposes of complying with the actual deferral percentage requirements of Section 4.3 (Limitation on Contributions of Highly Compensated Employees), the contribution percentage requirements of
Section 5.3 (Limitations on Contributions), or both.

5.2         CONDITIONAL NATURE OF CONTRIBUTIONS.

            (a) MISTAKE OF FACT. Any contribution made to this Plan by the Employer because of a mistake of fact shall be returned to the Employer upon its request within one (1) year of the date of the contribution.

            (b) DEDUCTIBILITY. Every contribution made by the Employer is conditional on its deductibility. If the Internal Revenue Service determines that all or part of a contribution is not deductible, the contribution (to the extent that it is not deductible) shall be refunded to the Employer upon its request within one (1) year after the date of the disallowance.

            (c) LIMITATIONS ON AMOUNTS RETURNED. Notwithstanding anything herein to the contrary, the maximum amount that may be returned to the Employer pursuant to subparagraphs (a) or (b) above is limited to the portion of such contribution attributable to the mistake of fact or the portion of such contribution deemed non-deductible (the "excess contribution"). Earnings attributable to the excess contribution will not be returned to the Employer, but losses attributable thereto will reduce the amount so returned. In no case shall withdrawal of any excess contribution pursuant to subparagraphs (a) or (b) above reduce the balance of the Participant's account to less than the balance would have been had the excess contribution not been made.

5.3         LIMITATION ON CONTRIBUTIONS.

            (a) LIMITATION ON CONTRIBUTIONS OF HIGHLY COMPENSATED EMPLOYEES. Except as provided by USERRA, the Matching Contributions made on behalf of Participants who are Highly Compensated Employees shall be limited to the extent necessary to satisfy one of the following two paragraphs:

                (1) The "average contribution percentage" for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the "base average contribution percentage" multiplied by one and one-quarter (1.25); or

                (2) The average contribution percentage for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the base average contribution percentage multiplied by two (2), provided that the average contribution percentage for Participants who are Highly Compensated Employees does not exceed the base average contribution percentage by more than two percentage points (2%), or such lesser amount as the Secretary of the Treasury shall prescribe to prevent the multiple use of this alternative limitation with respect to any Highly Compensated Employee.

            (b) DEFINITIONS. For purposes of this Section alone, the following definitions shall apply:

                (1) "Average contribution percentage" - The average (expressed as a percentage) of the contribution percentages of the Participants in a group. The average contribution percentage for a group shall be determined by adding the contribution percentages of all Participants in the group and dividing that sum by the number of Participants in the group.

                (2) "Base average contribution percentage" - The average contribution percentage for the previous Plan Year for the group consisting of individuals who were not Highly Compensated Employees during the previous Plan Year.

                (3) "Contribution percentage" - The ratio (expressed as a percentage) of the Matching Contributions under the Plan on behalf of the Participant for the Plan Year to the Participant's Compensation for the Plan Year.

                (4) "Compensation" - Compensation shall include such items of pay as may be determined by the Plan Administrator, as long as the resulting definition complies with Section 414(s) of the Code. Effective for Plan Years beginning on or after January 1, 1998, the Employer, in accordance with Section 414(s)(2) of the Code and any regulations issued thereunder, may elect to exclude from "Compensation" for this purpose any amount which is contributed by the Employer pursuant to a salary reduction agreement and which is not includible in the gross income of an Employee under Code Sections 125, 402(e)(3), 402(h) or 403(b), and Section 132(f) (for Plan Years beginning after December 31, 2000).

            (c) SPECIAL RULES. For purposes of this Section, the following rules shall apply:

                (1) The contribution percentage for any Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to receive an allocation of Matching Contributions (or to have employee contributions as such term is used in Section 401(m)(3)(A) of the Code, qualified nonelective contributions within the meaning of Section 401(m)(4)(C) of the Code or elective deferrals within the meaning of Section 402(g)(3)(A) of the Code allocated to his account) under this Plan and one or more other plans described in Section 401(a) or arrangements described in Section 401(k) of the Code that are maintained by the Employer or an Affiliate shall be determined as if all such contributions (and all such matching contributions, qualified nonelective contributions or elective deferrals) were made under a single plan.

                (2) In the event that this Plan satisfies the requirements of
Section 401(a)(4) or Section 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of
Section 401(a)(4) or Section 410(b) of the Code only if aggregated with this Plan, then the limitations of this Section shall be applied by determining the contribution percentages of Participants as if all such plans were a single plan; provided that such plans have the same plan year and employ the same average contribution percentage testing method.

                (3) Effective for Plan Years beginning on or after January 1, 1997, the Compensation, Matching Contributions and other amounts attributed to family members are disregarded in determining the actual contribution percentage for the groups of Highly Compensated Employees and those who are not Highly Compensated Employees.

                (4) The determination and treatment of the contribution percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

                (5) For Plan Years beginning on or after January 1, 2000, the Employer has elected to apply Code Section 410(b)(4)(B) in determining whether the Plan meets the requirements of Code Section 410(b)(1). In performing the testing required by Section 5.3(a) (Limitation on Contributions - Limitation on Contributions of Highly Compensated Employees) all otherwise eligible Employees (other than Highly Compensated Employees) who have not met the minimum age and service requirements of Code Section 410(a)(1)(A) shall be excluded from consideration.

            (d) DISTRIBUTION OF EXCESS CONTRIBUTIONS. No later than the last day of each Plan Year, any "excess aggregate contributions" and the income allocable thereto will be distributed to Participants who made excess aggregate contributions during the preceding Plan Year on the basis of the respective portion of such amounts attributable to each Highly Compensated Employee. To avoid any excise tax imposed by Section 4979 of the Code (or any successor provision), the Plan Administrator may, in its discretion, distribute such excess aggregate contributions and the income allocable thereto to Participants within two and one-half (2-1/2) months after the end of the Plan Year. For purposes of this paragraph, an "excess aggregate contribution" is the amount described in Section 401(m)(6)(B) of the Code. For Plan Years beginning on or after January 1, 1997, the distribution of excess aggregate contributions for any Plan Year shall be made to Highly Compensated Employees on the basis of the dollar amount of excess aggregate contributions made on behalf of each Highly Compensated Employee in accordance with the following procedure:

                (1) Step One: The dollar amount of the excess aggregate contribution for each Highly Compensated Employee shall be calculated in the manner described in Code Section 401(k)(8)(B) and the Treasury Regulation
Section 1.401(k)-1(f)(2). (Note: Although the amount necessary to reduce the average contribution percentage of each Highly Compensated Employee will be calculated in accordance with Code Section 401(k)(8)(B) and Treasury Regulation Section 1.401(k)-1(f)(2), the amounts so calculated are not necessarily the amounts that will actually be returned to a particular Employee. Instead, the amounts so returned will be the amounts as calculated in accordance with Steps 2, 3 and 4);

                (2) Step Two: The sum of the dollar amounts calculated pursuant to Step One shall be calculated. The total amount calculated in this Step Two shall be distributed in accordance with Steps Three and Four;

                (3) Step Three: The Matching Contributions of the Highly Compensated Employee with the highest dollar amount of Matching Contributions shall be reduced by the dollar amount required to cause that Highly Compensated Employee's Matching Contributions to equal the dollar amount of the Matching Contributions of the Highly Compensated Employee with the next highest dollar amount of Matching Contributions. This dollar amount is then distributed to the Highly Compensated Employee with the highest dollar amount of Matching Contributions. However, if a lesser reduction, when added to the total dollar amount already distributed under this Step Three, would equal the total calculated under Step Two, the lesser amount shall be distributed; and

                (4) Step Four: If the total amount distributed is less than the amount calculated pursuant to Step Two, Step 3 is repeated.

            The income allocable to excess aggregate contributions shall be determined by multiplying the income allocable to the Participant's Matching Contributions Account for the Plan Year by a fraction, the numerator of which is the excess aggregate contributions on behalf of the Participant for the preceding Plan Year and the denominator of which is the Participant's Matching Contributions Account balance on the last business day of the preceding Plan Year. The excess aggregate contributions to be distributed to the Participant shall be adjusted for income and losses. In the case of a loss, the total excess aggregate contributions would nonetheless be distributed to the Participant, but the amount distributed could not exceed the Participant's Matching Contributions Account balance. The method of correcting excess aggregate contributions must, in any event, satisfy the nondiscrimination requirements of Section 401(a)(4) of the Code.

            (e) MULTIPLE USE OF THE ALTERNATIVE LIMITATION. For purposes of determining whether the limitations in Sections 4.3 (Limitation on Contributions of Highly Compensated Employees) and 5.3 (Limitation on Contributions) are met, the Plan shall satisfy the test for multiple use of the "alternative limitation" (as described in Sections 401(k)(3)(A)(ii)(II) and 401(m)(2)(A)(ii) of the Code) set forth in Treasury Regulation Section 1.401(m)-2. If multiple use of the alternative limitation occurs with respect to two or more plans or arrangements maintained by the Employer, it must be corrected by reducing the actual deferral percentage or actual contribution percentage of Highly Compensated Employees in the manner described in Treasury Regulation Section 1.401(m)-2(c)(3); provided that the Employer may instead eliminate the multiple use of the alternative limitation by making qualified nonelective contributions described in Section 4.3(e) (Limitation on Contributions of Highly Compensated Employees - Qualified Nonelective Contributions).

5.4         ADJUSTMENT OF EMPLOYER MATCHING CONTRIBUTIONS ACCOUNT.

            In the event that a distribution of excess Pre-Tax Contributions is made pursuant to Section 4.2 (Limits on Pre-Tax Contributions) or Section 4.3(d) (Limitation on Contributions of Highly Compensated Employees - Distribution of Excess Contributions) of the Plan, the Matching Contributions Account will be adjusted by the amount of any Matching Contributions attributable to such excess Pre-Tax Contributions (the "excess matching contributions"), plus the income allocable to any such excess matching contribution. The income allocable to the excess matching contribution shall be determined in accordance with any method permitted under Treasury Regulation Sections 1.401(m)-1(e)(3) or 1.401(k)-1(f)(4), as applicable. Any such excess matching contribution (and earnings allocable thereto) will be forfeited and reallocated among the unaffected Participant's accounts, pursuant to such rules as shall be adopted by the Plan Administrator, provided that such treatment is applied uniformly to all Participants under the Plan for the Plan Year involved.

                                   ARTICLE SIX
                                   ACCOUNTING

6.1         SEPARATE ACCOUNTS.

            A separate account will be maintained for each Participant for each type of contribution made to the Plan by or on behalf of the Participant. Each such account shall be adjusted as hereinafter provided to reflect any appreciation or depreciation in the value of the assets of the Trust Fund and any distributions. The establishment and maintenance of a separate account for each Participant shall not be construed as giving any person any interest in any specific asset of the Trust Fund, which, for investment purposes, shall be administered as a single fund unless and until otherwise directed by the Plan Administrator or otherwise provided herein.

6.2         ALLOCATION OF CONTRIBUTIONS.

            (a) MATCHING CONTRIBUTIONS. The Matching Contributions made on behalf of a Participant for a Plan Year shall be allocated to his Matching Contributions Account as of the last business day of each payroll period, or such other period as determined by the Employer; provided however that such allocation shall occur no later than the last day of each Plan Year. The Matching Contributions will be allocated to the Matching Contributions Account after valuation and adjustment of accounts as provided in Section 6.3 (Valuation and Account Adjustments).

            (b) DISCRETIONARY CONTRIBUTIONS AND FORFEITURES. The Discretionary Contributions for a Plan Year shall be allocated as of the year-end Valuation Date among the Discretionary Contributions Accounts of all Participants who are eligible to share in the allocation in the ratio that each such Participant's Earnings for the Plan Year bears to the Earnings of all such Participants. In making these allocations, only Earnings earned while the Participant is eligible to participate in the Plan will be considered. The Discretionary Contributions will be allocated to the Discretionary Contributions Account after valuation and adjustment of accounts as provided in Section 6.3 (Valuation and Account Adjustments). Effective December 12, 1994, notwithstanding the foregoing, if a Participant who was eligible for a Discretionary Contribution allocation prior to commencing a period of military service returns to active employment in accordance with USERRA, that Participant shall receive a Discretionary Contribution allocation attributable to the Participant's period of military service. The amount of such allocation shall equal the amount that would have been allocated to the Participant had he remained in active employment with his Employer during his period of military service. For purposes of determining the Participant's allocation under the preceding sentence, his Earnings shall be equal to the Earnings which the Participant would have received during his period of military service had his active employment with the Employer continued during such period.

            (c) TOP HEAVY ALLOCATIONS. Notwithstanding anything to the contrary in this Section or any other provision of this Plan, in any Plan Year in which the Plan is Top Heavy (or, for Plan Years beginning prior to January 1, 2000, Super Top Heavy), the Employer shall make a special contribution on behalf of each Participant who is not a Key Employee for the Plan Year in such amount as may be necessary to assure that the sum of the Matching Contributions, Discretionary Contributions and forfeitures, if any, allocated to the Participant's accounts equals at least the "minimum required contribution." The "minimum required contribution" is the lesser of (a) three percent (3%) of the Participant's Compensation for the Plan Year or (b) if the Employer does not have a defined benefit plan which is enabled to satisfy Section 401 of the Code by this Plan, the Participant's Compensation for the Plan Year multiplied by the "Employer Contribution percentage" for such Plan Year for the Key Employee for whom the "Employer Contribution percentage" is the highest. For this purpose, the "Employer Contribution percentage" shall equal the Employer Contributions and forfeitures allocated to a Participant divided by the Compensation of the Participant. The minimum required contribution called for by this paragraph will be determined without regard to the Employer Contributions to the Social Security System. The special Employer Contribution called for by this paragraph shall be allocated on behalf of all Employees who are not Key Employees for the Plan Year and who are employed by the Employer on the last day of the Plan Year. This special Employer Contribution shall be made regardless of any provision in this Plan requiring (as a condition of allocation of the Employer Contribution for the Plan Year) payment of Pre-Tax Contributions. Except as required by USERRA, in determining whether the minimum required contribution provisions of this Section have been satisfied, all Employer Contribution and forfeiture allocations for the Plan Year under all "defined contribution plans," as defined in Section 414(i) of the Code, maintained by the Employer or an Affiliate shall be considered as allocable under this Plan. If a non-Key Employee who is participating in this Plan is covered under a "defined benefit plan," as defined in Section 414(j) of the Code, sponsored by the Employer or an Affiliate, no minimum required contribution allocation shall be required pursuant to this paragraph if such Employee is provided with a top heavy minimum defined benefit pursuant to the defined benefit plan. All special Employer Contributions made pursuant to this paragraph on behalf of a Participant shall be allocated to that Participant's Discretionary Contributions Account. In determining the amount of the minimum required contribution for Plan Years commencing on or after December 31, 1988, the Pre-Tax Contributions made by Key Employees shall be treated as Employer Contributions. The Pre-Tax Contributions made by non-Key Employees shall be disregarded.

            (d) PRE-TAX CONTRIBUTIONS. The Pre-Tax Contributions of a Participant shall be credited to his Pre-Tax Contributions Account as of the Valuation Date coinciding with or next following the end of the payroll period with respect to which such contributions were made.

            (e) ROLLOVER CONTRIBUTIONS. The Rollover Contributions of a Participant shall be credited to his Rollover Contributions Account.

6.3         VALUATION AND ACCOUNT ADJUSTMENTS.

            (a) DAILY VALUATION. The assets of each Investment Fund will be valued as of each Valuation Date in accordance with the standard procedures established and maintained by the manager of the appropriate Investment Fund.

            (b) TREATMENT OF PARTICIPANT LOANS. The portion of any Participant's account or subaccount that is loaned to the Participant shall be disregarded for purposes of this Section. The loan shall be treated as a segregated investment of the appropriate account or subaccount and all principal and interest payments made on the loan, and all losses suffered on the loan, shall be allocated to the appropriate account or subaccount.

            (c) INDIVIDUAL ACCOUNT CHARGES. The Plan Administrator shall have the discretion to, in a uniform and nondiscriminatory manner, allocate any expenses that are attributable to an account to that account alone, other than expenses incurred in determining whether a domestic relations order is qualified. For example, any administration expenses that are expressed on a "per account" basis may be charged to each account (e.g., loan origination fees or hardship distribution charges). In addition, any expenses that are incurred with respect to a particular Participant's account (such as expenses incurred in connection with effectuating a Participant's individual investment direction) may be charged to that particular Participant's account.

            (d) FORMER PARTICIPANTS. For purposes of this Section, any individual who has an account balance in the Plan (including current Plan Participants, former Participants who have not yet received all amounts to which they are entitled, surviving spouses of deceased Participants and Beneficiaries) shall be considered to be a "Participant."

6.4         LIMITATIONS ON ANNUAL ADDITIONS.

            (a) GENERAL RULE. Notwithstanding anything in this Plan to the contrary, the Annual Addition to be allocated to the accounts of a Participant for any Plan Year shall not exceed an amount equal to the lesser of (1) Thirty Thousand Dollars ($30,000.00) (or such greater amount as may be permitted under Code Section 415(d)) (the "dollar limitation") or (2) twenty-five percent (25%) of the Compensation of the Participant for the Plan Year (the "compensation limitation").

            (b) MULTIPLE DEFINED CONTRIBUTION PLANS. The limitations of this Section with respect to any Participant who is at any time participating in any other "defined contribution plan," as defined in Section 414(i) of the Code, maintained by the Employer or an Affiliate shall apply as if the total Annual Addition under all defined contribution plans in which the Participant is participating were allocated under this Plan.

            (c) ADJUSTING ANNUAL ADDITIONS. In the event it is necessary to limit the Annual Additions to the accounts of a Participant under this Plan due to excess Annual Additions resulting from a reasonable error in estimating Compensation, a reasonable error in determining the amount of Pre-Tax Contributions, or an allocation of forfeitures, adjustments will be made in accordance with this Section. The adjustments shall first be made to the Annual Additions under any other defined contribution plan of the Employer, if permitted by such plan, and if further adjustments are required, the Plan Administrator shall allocate Discretionary Contributions, and if necessary Employer Matching Contributions, in excess of the permitted Annual Addition to a suspense account. Amounts in this suspense account shall be allocated in the succeeding Plan Year as part of the

Discretionary Contributions for such Plan Year. Amounts held in such suspense account shall be allocable before the Discretionary Contributions for such Plan Year. In the event of termination of the Plan, amounts credited to such suspense account shall, to the extent permitted by this Section, be allocated among the Discretionary Contributions Accounts of Participants in the ratio that each such Participant's Compensation for the Plan Year in which the termination occurs bears to the Compensation of all such Participants for that Plan Year. Further reductions or adjustments to the method described above for adjusting the Annual Additions of Participants may be made pursuant to the directions of the Plan Administrator and may be made pursuant to priorities established under related defined contribution plans.

            (d) DEFINED BENEFIT PLAN PARTICIPANTS. Effective for Plan Years beginning on or before December 31, 1999, in any case where a Participant under this Plan is also a participant in one or more "defined benefit plans," as defined in Section 414(j) of the Code, maintained by the Employer or by an Affiliate of the Employer, the sum of the "defined benefit plan fraction" under such plan or plans and the "defined contribution plan fraction" under this Plan and all other defined contribution plans shall not exceed one (1.0). Effective as of the first Plan Year beginning after December 31, 1999, the provisions of Sections 6.4(d) through 6.4(g) (Limitations on Annual Additions - Defined Benefit Plan Participants, Defined Benefit Plan Fraction, Defined Contribution Plan Fraction, Adjustments) shall be given no effect, in accordance with the repeal of Section 415(e) of the Code.

            (e) DEFINED BENEFIT PLAN FRACTION. The "defined benefit plan fraction" for any Plan Year is a fraction, the numerator of which is the projected annual benefit payable to the Participant as of the close of the current Plan Year under all defined benefit plans (whether or not terminated) maintained by the Employer and the denominator of which is the lesser of one hundred twenty-five percent (125%) of the defined benefit plan dollar limitation in effect for the Plan Year under Section 415(b)(1)(A) of the Code, as adjusted pursuant to Section 415(d) of the Code, or one hundred forty percent (140%) of the Participant's average Compensation for the three (3) Plan Years during which such Compensation is the highest. For limitation years beginning before January 1, 2000, for any Plan Year for which the Plan is Top Heavy, the denominator of the defined benefit plan fraction will be the lesser of one hundred percent (100%) (rather than one hundred twenty-five percent (125%)) of the defined benefit plan dollar limitation referred to in the preceding sentence, as in effect for the Plan Year under Section 415(b)(1)(A) of the Code, or one hundred forty percent (140%) of the Participant's average Compensation for the three (3) Plan Years during which Compensation is highest, unless both of the following conditions are satisfied, in which case the defined benefit plan fraction shall be calculated as set forth in the preceding sentence:

                (1) The Plan is not a Super Top Heavy Plan; and

                (2) The contributions or benefits on behalf of all Participants other than Key Employees meet the requirements of Section 416(h) of the Code.

Notwithstanding the above, if a Participant was a participant in one or more defined benefit plans maintained by the Employer or an Affiliate which were in existence on May 6, 1986, the denominator of the defined benefit plan fraction will not be less than one hundred twenty-five percent (125%) of the sum of the annual benefits under such plans which the Participant had accrued as of the close of the last Plan Year beginning on or before December 31, 1986, calculated as if the Participant had terminated employment on the last day of said Plan Year. In calculating a Participant's benefits, the Plan Administrator shall disregard changes in the terms and conditions of such plans occurring on or after May 6, 1986, and cost-of-living adjustments occurring on or after May 6, 1986. The preceding two sentences shall only apply if the defined benefit plans individually and in the aggregate satisfy the requirements of Section 415 of the Code as in effect at the end of the 1986 Plan Year.

            (f) DEFINED CONTRIBUTION PLAN FRACTION. The "defined contribution plan fraction" for any Plan Year is a fraction, the numerator of which is the sum of the Annual Additions to the Participant's accounts under all the defined contribution plans (whether or not terminated) maintained by the Employer for the current and all prior Plan Years (including the Annual Additions attributable to the Participant's nondeductible employee contributions to any defined benefit plan, whether or not terminated, maintained by the Employer) and the denominator of which is the sum of the "maximum aggregate amounts" for the current and all prior Plan Years of service with the Employer, regardless of whether a plan was maintained by the Employer during such years. The "maximum aggregate amount" in any Plan Year is the lesser of one hundred twenty-five percent (125%) of the dollar limitation in effect under Section 415(c)(1)(A) of the Code or thirty-five percent (35%) of the Participant's Compensation for such year. For limitation years beginning before January 1, 2000, for any Plan Year for which the Plan is a Top Heavy Plan, the "maximum aggregate amount" is the lesser of one hundred percent (100%) (rather than one hundred twenty-five percent (125%)) of the dollar limitation in effect under Section 415(c)(1)(A) of the Code or thirty-five percent (35%) of the Participant's Compensation for such year, unless both of the following conditions are satisfied:

                (1) The Plan is not a Super Top Heavy Plan; and

                (2) The contributions or benefits on behalf of all Participants other than Key Employees meet the requirements of Section 416(h) of the Code.

If a Participant was a participant in one or more defined contribution plans and one or more defined benefit plans maintained by the Employer which were in existence on May 6, 1986, and which satisfied all of the requirements of Section 415 of the Code for all limitation years beginning before January 1, 1987, the numerator of this fraction will be adjusted if the sum of this fraction and the defined benefit plan fraction would otherwise exceed one (1.0) under the terms of this Plan. The adjustment shall be made by permanently subtracting from the numerator of the defined contribution fraction an amount equal to the product of
(1) the excess of the sum of the fractions over one (1.0) and (2) the denominator of the defined contribution fraction as of the "determination date." For this purpose, the "determination date" is the last day of the last Plan Year commencing on or before December 31, 1986. Changes in the terms and conditions of any plan after May 5, 1986, must be disregarded in adjusting the defined contribution plan fraction. The adjustment will be made only after eliminating any accruals under this or any other Plan which are in excess of the accruals permitted pursuant to Section 415 of the Code.

            (g) ADJUSTMENTS. For limitation years beginning before January 1, 2000, if the sum of the defined benefit plan fraction and the defined contribution plan fraction is in excess of one (1.0), then the Annual Addition of the Participant shall be reduced as provided in paragraph (c) but only if the terms and provisions of the defined benefit plan do not call for the reduction of the benefits payable thereunder in such circumstances. The reduction shall be of sufficient amount to eliminate the excess over one (1.0).

            (h) TREATMENT OF AFFILIATES. For purposes of this Section 6.4, the Employer and all of its Affiliates shall be treated as a single entity and any plans maintained by an Affiliate shall be deemed to be maintained by the Employer.

            (i) TREATMENT OF CONTRIBUTIONS MADE PURSUANT TO USERRA. Effective December 12, 1994, contributions made pursuant to USERRA will not be taken into account in applying the limitations of this Section with respect to the year in which the contribution is made, but rather will be taken in account with respect to the year to which the contribution relates.

                                  ARTICLE SEVEN
                                     VESTING

7.1         FULL VESTING.


            (a) VESTING IN THE PRE-TAX CONTRIBUTIONS ACCOUNTS. Each Participant shall at all times be fully vested in all amounts credited to or allocable to his Pre-Tax Contributions Account, and his rights and interest therein shall not be forfeitable for any reason.

            (b) VESTING IN THE AFTER-TAX CONTRIBUTIONS ACCOUNT. Each Participant shall at all times be fully vested in all amounts credited to or allocable to his After-Tax Contributions Account, and his rights and interest therein shall not be forfeitable for any reason.

            (c) VESTING IN THE ROLLOVER CONTRIBUTION ACCOUNT. Each Participant shall at all times be fully vested in all amounts credited to or allocable to his Rollover Contribution Account, and his rights and interest therein shall not be forfeitable for any reason.

            (d) VESTING IN THE EMPLOYER CONTRIBUTIONS ACCOUNT. Each Participant shall at all times be fully vested in all amounts credited to or allocable to his Employer Contributions Account.

            (e) VESTING OF QUALIFIED NONELECTIVE CONTRIBUTIONS. Each Participant shall at all times be fully vested in all qualified nonelective contributions made pursuant to Section 4.3(e) (Limitation on Contributions of Highly Compensated Employees - Qualified Nonelective Contributions) or 5.1(b) (Employer Contributions - Discretionary Contributions).

7.2         AMENDMENTS TO VESTING SCHEDULE.

            No amendments to or other changes in the vesting provisions of
Section 7.1 (Full Vesting) shall deprive an Employee who is a Participant on the later of (a) the date the amendment is adopted or (b) the date the amendment is effective of any nonforfeitable benefit to which he is entitled under the Plan (determined as of such date) without regard to such amendment. If the vesting provisions of Section 7.1 (Full Vesting) are amended, each Participant who has completed three (3) Years of Service and whose benefits would be determined under such revised provisions shall have the right to elect, during the period computed pursuant to this Section, to have his nonforfeitable benefit determined without regard to such amendment; provided, however, that no election shall be provided to any Participant whose nonforfeitable vested benefit under the Plan, as amended, would not, at any time, be less than the benefit computed without regard to such amendment. The election period shall commence on the date the amendment is adopted and end on the latest of (a) sixty (60) days after adoption of the amendment, (b) sixty (60) days after the effective date of the amendment, or (c) sixty

(60) days after the Participant is notified of the amendment in writing by the Employer or Plan Administrator. Such election, if exercised, shall be irrevocable and shall be available only to an Employee who is a Participant and who has completed at least three (3) Years of Service when the election is made.

                                  ARTICLE EIGHT
                             INVESTMENT OF ACCOUNTS

8.1         ADMINISTRATION OF TRUST FUND; SOURCE OF PAYMENTS

            All contributions of the Employer and Participants shall be held, administered, invested and distributed by the Trustee under the Trust Agreement. All funds held under the Trust Agreement shall be held in trust. The duties of the Trustee shall be limited to those described in the Trust Agreement and this Plan. Benefits under the Plan shall be payable only out of the Trust Fund and the Employer, Plan Administrator and Trustee shall have no legal obligation, responsibility or liability to make any direct payment of benefits under the Plan from a source other than the Trust Fund. Neither the Employer nor the Plan Administrator nor the Trustee guarantees the Trust Fund against any loss or depreciation. The Trustee, the Employer and the Plan Administrator do not guarantee the payment of any money which may be or become due to any person from the Trust Fund, and the liability of the Plan Administrator and the Trustee to make any payment herein at any and all times will be limited to the then available assets of the Trust Fund. Except as otherwise specifically provided herein, no part of the Trust Fund shall be used for or diverted to purposes other than for the exclusive benefit of the Participants under the Plan and their Beneficiaries, except that funds may be expended in payment of taxes and administration expenses in accordance with the terms of the Plan and the Trust Agreement.

8.2         PARTICIPANT DIRECTED INDIVIDUAL ACCOUNT PLAN.

            This Plan is intended to constitute a participant directed individual account plan under Section 404(c) of the Act. As such, Participants shall be provided the opportunity to exercise control over the investment of their accounts and to choose from a broad range of investment alternatives.

            (a) EMPLOYEE SELECTED INVESTMENT FUNDS.

                (1) The Plan Administrator, pursuant to uniform and non-discriminatory rules, shall establish three (3) or more Investment Funds in accordance with the terms and provisions of this Article Eight. In establishing the Investment Funds, the Plan Administrator shall select investment alternatives which provide each Participant with a broad range of investment alternatives in accordance with Department of Labor Regulation Section 2550.404c-1(b)(3). The available Investment Funds may be changed or supplemented from time to time by action of the Plan Administrator.

                (2) Each Participant shall designate, on a form supplied by the Plan Administrator, signed by the Participant and delivered to the Plan Administrator, the Investment Funds established pursuant to paragraph (a), above, in which amounts held in his accounts are to be invested. The Trustee, in its discretion, will invest the portion of the Participant's accounts for which the Participant has not issued any investment directions in accordance with this Plan and the Trust Agreement. The investment directive of a Participant shall be effective until another directive is received by the Trustee.

                (3) Each Investment Fund shall be treated as a separate trust fund for purposes of making adjustments pursuant to Section 6.3 (Valuation and Account Adjustments). Gains and income or losses attributable to each Investment Fund shall be allocable strictly to the Investment Fund and accounts invested therein. Each Investment Fund shall be invested in accordance with the provisions of this Plan and the Trust Agreement.

            (b) EXERCISE OF CONTROL.

                (1) Each Participant may direct that all of the amounts attributable to his accounts be invested in a single Investment Fund or may direct fractional (percentage) increments of his accounts to be invested in such Investment Fund(s) as he shall desire in accordance with uniform procedures promulgated by the Plan Administrator. Each Participant, in accordance with such rules, may change investment directions to provide for the investment of existing account balances or future contributions among the various Investment Funds in such increments, or all to any one of them, as the Participant shall elect on a form provided by the Plan Administrator, signed by the Participant and delivered to the Plan Administrator, or in accordance with any other procedure designated by the Plan Administrator. The Plan Administrator shall provide Participants the opportunity to receive written confirmation of any such investment direction. The Trustee and Plan Administrator shall be obligated to comply with such instruction except as provided in paragraph (c) below. The Plan Administrator shall promulgate uniform and nondiscriminatory rules constituting the investment direction policy under the Plan which shall be communicated to Participants regarding:

                                    (i) The frequency of change of investment
direction of current account balances among Investment Funds;

                                    (ii) The frequency of change of investment
direction of future contributions among Investment Funds;

                                    (iii) The effective dates of instructions
regarding investment directions and changes in investment directions;

                                    (iv) The fractional (percentage)
limitations, if any, in which current account balances may be invested and/or transferred between Investment Funds;

                                    (v) The fractional (percentage) limitations,
if any, in which future contributions are to be invested between Investment Funds; and

                                    (vi) The periods within which direction must
be given if it is to be effective for a particular period.

Procedures with regard to any one or more Investment Funds may vary to reflect the variable or contrasting characteristics of a particular investment alternative, provided that Participants are given the opportunity to give investment instructions with respect to each investment alternative available under the Plan with a frequency which is appropriate in light of the market volatility to which the investment alternative may reasonably be expected to be subject and that any restrictions on the frequency of investment instructions are in accordance with Department of Labor Regulation Section 2550.404c-1(b)(2)(ii)(C).

                (2) The Plan Administrator shall provide each Participant with the opportunity to obtain sufficient information to make informed decisions with regard to investment alternatives available under the Plan, and incidents of ownership related to such investment. The Plan Administrator shall promulgate and distribute to Participants an explanation that the Plan is intended to comply with Section 404(c) of the Act and any relief from fiduciary liability resulting therefrom, a description of investment alternatives available under the Plan, an explanation of the circumstances under which Participants may give investment instructions and any limitations thereon, along with all other information and explanations required under Department of Labor Regulation
Section 2550.404c-1(b)(2)(B)(1). In addition, the Plan Administrator shall provide information to Participants upon request as required by Department of Labor Regulation Section 2550.404c-1(b)(2)(B)(2). Neither the Employer, Plan Administrator, Trustee, nor any other individual associated with the Plan or the Employer shall give investment advice to Participants with respect to Plan investments. The providing of information pursuant to this Article Eight shall not in any way be deemed to be the providing of investment advice, and shall in no way obligate the Employer, any other Employer, the Plan Administrator, the Trustee or any other individual associated with the Plan to provide any investment advice.

                (3) The Plan Administrator, pursuant to uniform and nondiscriminatory rules, may charge each Participant's accounts for the reasonable expenses of carrying out investment instructions directly related to such account, provided that each Participant is periodically (not less than quarterly) informed of such actual expenses incurred with respect to his or her respective accounts.

                (4) The Plan Administrator shall decline to implement any Participant instructions if: (i) the instruction is inconsistent with any provisions of the Plan or Trust Agreement; (ii) the instruction is inconsistent with any investment direction policies adopted by the Plan Administrator from time to time; (iii) implementing the instruction would not afford a Plan fiduciary protection under Section 404(c) of the Act; (iv) implementing the instruction would result in a prohibited transaction under Section 406 of the Act or Section 4975 of the Code; (v) implementing the instruction would result in taxable income to the Plan; (vi) implementing the instruction would jeopardize the Plan's tax qualified status; or (vii) implementing the instruction could result in a loss in excess of a Participant's account balance. The Plan Administrator, pursuant to uniform and nondiscriminatory rules, may promulgate additional limitations on investment instruction consistent with
Section 404(c) of the Act from time to time.

                (5) A Participant shall be given the opportunity to make independent investment directions. No Plan fiduciary shall subject any Participant to improper influence with respect to any investment decisions, and nor shall any Plan fiduciary conceal any non-public facts regarding a Participant's Plan investment unless disclosure is prohibited by law. Plan fiduciaries shall remain completely neutral in all regards with respect to Participant investment direction. A Plan fiduciary may not accept investment instructions from a Participant known to be legally incompetent, and any transactions with a fiduciary, otherwise permitted under this Article Eight and the uniform and nondiscriminatory rules regarding investment direction promulgated by the Plan Administrator, shall be fair and reasonable to the Participant in accordance with Department of Labor Regulation Section 404c-1(c)(3).

            (c) ADJUSTMENT OF ACCOUNTS. Adjustments pursuant to Section 6.3 (Valuation and Account Adjustments) shall be made on a separate Fund basis. Gains and income or losses attributable to each Investment Fund shall be allocable strictly to the Investment Fund and accounts invested therein and shall be invested without distinction between principal and income. Each Investment Fund shall be invested in accordance with the provisions of the Plan and the Trust Agreement.

            (d) LIMITATION OF LIABILITY AND RESPONSIBILITY. The Trustee, the Plan Administrator and the Employer shall not be liable for acting in accordance with the directions of a Participant pursuant to this Article Eight or for failing to act in the absence of any such direction. The Trustee, the Plan Administrator and the Employer shall not be responsible for any loss resulting from any direction made by a Participant and shall have no duty to review any direction made by a Participant. The Trustee shall have no obligation to consult with any Participant regarding the propriety or advisability of any selection made by the Participant.

            (e) FORMER PARTICIPANTS AND BENEFICIARIES. For purposes of this Article Eight, the term "Participant" shall be deemed to include former Participants and the Beneficiaries of any deceased Participants.

            (f) TRANSFER OF ASSETS. If the Employer is serving as an intermediary in conveying the investment elections of Participants, the Plan Administrator shall direct the Trustee to transfer monies or other property to or from the various Investment Funds as may be necessary to carry out the aggregate transfer transactions after the Plan Administrator has caused the necessary entries to be made in the Participants' accounts in the Investment Funds and has reconciled offsetting transfer elections, in accordance with uniform rules therefore established by the Plan Administrator. The foregoing sentence shall be inapplicable if Participants are, in accordance with current procedures for investment elections, communicating their elections directly to the appropriate Investment Fund agent.

            (g) VOTING, TENDER OFFERS, OR SIMILAR RIGHTS. Voting, tender and similar rights which are incidental to the ownership of any asset which is held in the Investment Fund shall be passed through to the Participants. The Trustee, in its discretion, shall vote all proxies relating to the exercise of voting, tender or similar rights which are incidental to the ownership of any asset which is held in any Investment Fund for which the Trustee does not receive instructions.

8.3         LOANS - GENERAL RULE.

            The Plan Administrator is authorized but is not required to direct the Trustee to make a loan or loans to a Participant as a segregated investment of the Participant's accounts. Such loans shall be available to all Participants on a nondiscriminatory basis, except that the Trustee may discriminate on the basis of credit worthiness; provided, however, that loans may be granted only for purposes specified in Section 9.5(d) (Hardship Distributions - Immediate and Heavy Financial Need). The Plan Administrator shall not direct the Trustee to make loans to Highly Compensated Employees in amounts which, when expressed as a percentage of the Participant's vested interest in his accounts, are greater than those available to other Participants; provided, however, that the Plan Administrator may adopt a rule precluding loans of less than One Thousand Dollars ($1,000.00). A Participant shall not be entitled to receive more than one (1) loan during any Plan Year, and only one loan may be outstanding for a participant at any time.

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

8.4         SPOUSAL CONSENT REQUIRED.

            No loan will be made to any married Participant unless the Participant's spouse consents to the loan. The spouse's consent must be in writing, must acknowledge the effect of the loan on the benefits ultimately payable from the Plan and the effect of the spouse's consent to the loan, and must be witnessed by a notary public or a designated representative of the Plan Administrator. The consent must be filed with the Plan Administrator within the ninety (90) day period ending on the date on which the loan is made. A spouse may not consent to Participant loans generally but rather may consent only to loans of specific amounts to be made at specified times and on specified terms and conditions. If the amount of the loan or the terms and conditions under which the loan will be made are later changed, a new consent will be required. A new consent will be required each time a Participant borrows money from the Plan. No spousal consent shall be required if the Plan Administrator determines, in its sole and absolute discretion, that the spouse cannot be located or other circumstances exist that preclude the Participant from obtaining such consent (as permitted under applicable regulations issued by the United States Treasury Department). For purposes of this Section, the renewal of a loan shall be treated as a new loan and spousal consent shall be required.

8.5         AMOUNT OF LOAN; SECURITY.

            (a) AMOUNT. The total outstanding loans from the Trust Fund to any Participant at any time shall not exceed the Participant's vested interest in his accounts, determined as of the most recent Valuation Date for the Plan. Any loan which is made pursuant to Section 8.5 (Amount of Loan; Security) shall be treated as a taxable distribution to the extent that it causes the outstanding balance at any time of all loans from all "employee pension benefit plans" (as defined in the Act) of the Employer and its Affiliates that are intended to "qualify" under Section 401(a) of the Act to exceed fifty percent (50%) of the present value of the Participant's nonforfeitable accrued benefit under all such plans; provided that such maximum shall not be less than Ten Thousand Dollars ($10,000.00), nor more than Fifty Thousand Dollars ($50,000.00) with such Fifty Thousand Dollar ($50,000.00) limitation to be reduced by the highest outstanding loan balance during the twelve (12) month period preceding the date on which a loan is made. The Plan Administrator may, in the exercise of its discretion, prohibit the making of any loan that would be treated as a taxable distribution.

            (b) SECURITY. The loan shall be evidenced by the Participant's promissory note and shall be secured by an assignment of the Participant's vested interest in all of his accounts (other than his Pre-Tax Contributions Account) and such additional collateral as the Trustee shall deem necessary, provided that in no event shall the loan be secured by an assignment of more than fifty percent (50%) of the Participant's vested (non-forfeitable) interest in his accounts. In determining whether a pledge of additional collateral is necessary, the Trustee shall consider the Participant's credit worthiness and the impact on the Plan in the event of a default under the loan prior to the Participant's Benefit Commencement Date.

8.6         TERMS OF LOAN.

            (a) INTEREST RATE. All loans shall bear interest at a rate determined by the Trustee which shall provide the Plan with a return commensurate with the interest rates charged by persons in the business of lending money for similar loans. Subject to the foregoing, the terms of any loan shall be arrived at by mutual agreement between the Trustee and the Participant pursuant to a uniform, nondiscriminatory policy.

            (b) REPAYMENT PERIOD. All loans shall be repayable in monthly or quarterly installments over a period not exceeding five (5) years, except that the term may exceed five (5) years (but shall not exceed fifteen (15) years or such shorter period set by the Plan Administrator) if the Participant establishes to the satisfaction of the Plan Administrator, in its sole discretion, that the proceeds of the loan will be used, within a reasonable time after the funds are disbursed, to acquire or construct the Participant's principal residence. The repayment period may not extend beyond the Participant's Normal Retirement Date.

            (c) COSTS. Any costs incurred by the Trustee to establish, process or collect the loan shall be charged directly and solely to the Participant and will be subtracted from the loan proceeds unless other mutually agreeable arrangements are made by the Trustee and the Participant.

8.7         DEFAULT.

            In the event the Participant does not repay such loan or loans and the interest thereon in a timely fashion, taking into consideration any applicable grace period permitted by the Plan Administrator, the Trustee may exercise every creditor's right at law or equity available to the Trustee. The Trustee may not, however, deduct or offset the payments in default or the unpaid outstanding balance of the loan from or against the Participant's Employer Contributions Account until such time as the account becomes payable pursuant to the other provisions of this Plan. When payments become due hereunder, the Trustee may deduct the total amount of the loan then outstanding, together with any interest then due and owing, from any payment or distribution (including any payment due to the Participant's surviving spouse pursuant to Section 9.3 (Death)) to which such Participant or his Beneficiary or Beneficiaries may become entitled. Loan instruments may provide for acceleration of payment of any unpaid balance in the event of a Participant's termination of employment prior to repayment of the loan; provided, however, that no acceleration of a loan shall be permitted in the event of a Participant's termination of employment if the Participant is a "party in interest" as defined in Section 3(14) of the Act.

                                  ARTICLE NINE
                            DISTRIBUTION OF BENEFITS

9.1         NORMAL AND LATE RETIREMENT.

            A Participant shall be entitled to full distribution of his accounts, as provided in Sections 9.7 (Time of Distribution of Benefits) and 9.8 (Method of Distribution), upon actual retirement as of or after his Normal Retirement Date. A Participant may remain in the employment of the Employer after his Normal Retirement Date, if he desires, and shall retire at such later time as he may desire, unless the Employer lawfully directs earlier retirement.

9.2         DISABILITY RETIREMENT.

            A Participant who shall separate from employment due to Disability shall be entitled to full distribution of his accounts, as provided in Sections
9.7 (Time of Distribution of Benefits) and 9.8 (Method of Distribution). Subject to the provisions of Section 9.7 (Time of Distribution of Benefits), the payments may commence as of his date of separation from employment due to Disability.

9.3         DEATH.

            (a) BENEFIT. If a Participant (which term for purposes of this Section includes former Participants) shall die prior to his Benefit Commencement Date, the Participant's surviving spouse (or his other designated Beneficiary, if the Participant is unmarried or his spouse has consented in writing to designation of another Beneficiary) shall be entitled to full distribution of the Participant's accounts at the time and in the manner provided in Sections 8.6 (Terms of Loan) and 8.7 (Default).

            (b) SPOUSE AS BENEFICIARY. Notwithstanding any Beneficiary designation made by the Participant to the contrary, except as otherwise noted below, a married Participant's spouse shall be deemed to be his Beneficiary for purposes of this Plan unless the Participant's spouse consents to the designation of a different Beneficiary. Once given, the spouse's consent will be irrevocable. The consent of the Participant's spouse to his election shall be in writing, acknowledge the effect of such an election, be witnessed by a notary public or a designated representative of the Plan Administrator and be provided to the Plan Administrator. The spouse may not consent to the designation of another Beneficiary generally, but rather must consent to the designation of a particular Beneficiary. If the Participant elects to change the Beneficiary, the spouse's prior consent will be null and void and a new consent will be required, unless the spouse's consent expressly permits a change of designation without the further consent of the spouse. No spousal consent will be required if the Plan Administrator determines, in its sole discretion, that such consent cannot be obtained because the spouse cannot be located or other circumstances exist that preclude the Participant from obtaining such consent (to the degree permitted under applicable regulations issued by the United States Treasury Department). Any spousal consent given pursuant to this Section or dispensed with pursuant to the preceding sentence will be valid only with respect to the spouse who signs the consent or with respect to whom the consent requirement is waived by the Plan Administrator.

            (c) DEATH AFTER COMMENCEMENT OF BENEFITS. If a former Participant shall die after his Benefit Commencement Date but prior to the complete distribution of all amounts to which such Participant is entitled under the provisions of this Article Nine, the Participant's spouse or other designated Beneficiary shall be entitled to receive any remaining amounts to which the Participant would have been entitled had the Participant survived. The Plan Administrator may require and rely upon such proofs of death and the right of any spouse or Beneficiary to receive benefits pursuant to this Section 9.3 as the Plan Administrator may reasonably determine, and its determination of death and the right of such spouse or Beneficiary to receive payment shall be binding and conclusive upon all persons whomsoever.

9.4         OTHER DISTRIBUTION EVENTS, INCLUDING SEPARATIONS FROM EMPLOYMENT.

            A Participant who separates from employment for any reason other than retirement, death or Disability shall be entitled to distribution of his vested interest in his accounts at the time and in the manner provided in Sections 9.7 (Time of Distribution of Benefits) and 9.8 (Method of Distribution). Notwithstanding the foregoing, a Participant will only receive a distribution of his Pre-Tax Contributions, Discretionary Contributions, qualified nonelective contributions, if any, and Matching Contributions to the extent used to satisfy the actual deferral percentage test of Section 4.3 (Limitation on Contributions of Highly Compensated Employees), if (1) the Participant has experienced a separation from service with the Employer in connection with (i) the termination of the Plan, (ii) the disposition of substantially all of the assets of a trade or business, or (iii) the disposition of a subsidiary; provided that clauses (ii) and (iii) shall apply only if the Participant continues employment with a corporation acquiring the assets in clause (ii) or the subsidiary in clause (iii).

9.5         HARDSHIP DISTRIBUTIONS.

            (a) GENERAL RULE. A Participant or former Participant may request a distribution of amounts credited to his Employer Contributions Account and his Pre-Tax Contributions Account on the basis of hardship. If the Participant is married at the time of his request for a distribution under this Section, the Participant's spouse must consent to the distribution in accordance with paragraph (g); provided, however, that hardship distributions may not be made from earnings attributable to the Participant's Pre-Tax Contributions after December 31, 1988. A distribution pursuant to this Section shall not result in the forfeiture of any amounts from the Participant's accounts.

            (b) LIMITATION ON DISTRIBUTIONS. In no event shall a hardship distribution exceed the balance of the Participant's or former Participant's Pre-Tax Contribution, determined as of the Valuation Date immediately preceding the date of the distribution, less any amounts distributed from or charged to the Pre-Tax Contributions Account since such Valuation Date. The distribution may not exceed the lesser of the amount determined pursuant to the preceding sentence or the total Employer Contributions made on behalf of the Participant prior to the date of the withdrawal less any Employer Contributions previously withdrawn. The Plan Administrator may promulgate uniform rules regarding the effective date of any distribution, minimum amounts to be distributed and the frequency of distributions.

            (c) HARDSHIP DEFINED. A distribution may be made pursuant to this Section due to a "hardship" only if the Participant satisfies the Plan Administrator that the Participant has an immediate and heavy financial need and that the distribution is necessary in order to satisfy that need.

            (d) IMMEDIATE AND HEAVY FINANCIAL NEED. The following are the only expenses or circumstances that will be deemed to give rise to an immediate and heavy financial need for purposes of this Section:

                        (1) Medical expenses described in Section 213(d) of the Code incurred by the Participant, the Participant's spouse, or any of the Participant's dependents (as defined in Section 152 of the Code);

                        (2) The purchase (excluding mortgage payments) of a principal residence for the Participant; or

                        (3) Payment of tuition, room and board, and educational-related expenses for the next twelve (12) months of post-secondary education for the Participant or the Participant's spouse, children or dependents; or

                        (4) The need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage on the Participant's principal residence; or

                        (5) Any other circumstance or expense designated by the Commissioner of Internal Revenue as a deemed immediate and heavy financial need in any published revenue ruling, notice or other document of general applicability.

            (e) NECESSITY. A distribution will be deemed to be necessary to satisfy an immediate and heavy financial need of a Participant only if all of the following requirements are satisfied:

                        (1) The distribution is not in excess of the amount of the immediate and heavy financial need of the Participant;

                        (2) The Participant has obtained all distributions, other than hardship distributions, and all nontaxable loans currently available under all plans maintained by the Employer;

                        (3) All plans sponsored by the Employer provide that the Participant's contributions (whether made on a pre-tax or after-tax basis) will be suspended for at least twelve (12) months after receipt of the distribution; and

                        (4) All plans sponsored by the Employer provide that the Participant may not make elective pre-tax contributions for the calendar year immediately following the calendar year in which the hardship distribution is made in excess of the applicable limit in effect for such year under Section 402(g) of the Code less the amount of the Participant's pre-tax elective contributions for the calendar year in which the hardship distribution is made.

            (f) RESTRICTIONS ON FUTURE CONTRIBUTIONS. If a Participant receives a hardship distribution pursuant to this Section, the Participant's right to make Pre-Tax Contributions to this Plan pursuant to Section 4.1 (Pre-Tax Contributions) shall be suspended for a period of twelve (12) months following the month in which the hardship distribution is made. The Participant may resume his Pre-Tax Contributions as of the Plan Entry Date next following the completion of said twelve (12) month period. In addition, the Participant's Pre-Tax Contributions to this Plan, plus his elective contributions to any other plan sponsored by the Employer, for the calendar year following the calendar year in which the hardship distribution is made may not exceed the difference between the limitation on Pre-Tax Contributions prescribed by Section 402(g) of the Code, as adjusted from time to time to reflect increases in the cost-of-living as announced by the United State Treasury Department, and the Participant's Pre-Tax Contributions to this Plan, plus his elective contributions to any other plan sponsored by the Employer, for the calendar year in which the distribution is made.

            (g) SPOUSAL CONSENT REQUIREMENTS. No married Participant shall be allowed to receive a distribution pursuant to this Section 9.5 if his total vested account balance exceeds Five Thousand Dollars ($5,000.00) (Three Thousand Five Hundred Dollars ($3,500) prior to January 1, 2002) (determined in accordance with Section 9.8(d) (Method of Distribution - Distribution of Small Amounts)) unless the Participant's spouse consents to the withdrawal. Such consent must be in writing and must be witnessed by a notary public or a designated representative of the Plan Administrator. In the consent, the spouse must consent to a single lump sum payment of the amount to be distributed, must acknowledge the effect of the distribution on the benefits ultimately payable from the Plan and must acknowledge the effect of the spouse's consent to the distribution. No spousal consent shall be required if the Plan Administrator determines, in its sole and absolute discretion, that the spouse cannot be located or other circumstances exist that preclude the Plan Administrator from obtaining such consent (as permitted under applicable regulations issued by the United States Treasury Department). Any spousal consent given or dispensed with pursuant to this Section will be valid with respect to the spouse who signs the consent or with respect to who, the consent requirement is waived by the Plan Administrator and any subsequent spouse. If the Participant's spouse fails to consent to the distribution, the amounts in the Participant's accounts will be held for distribution in accordance with the remaining provisions of this Article Nine unless the Participant's spouse later consents to a distribution pursuant to the provisions of this Section.

9.6   AGE 59 1/2 DISTRIBUTIONS.

      (a) GENERAL RULE. A Participant age fifty-nine and one-half (59-1/2) or older may elect to receive a distribution of all or any portion of his Plan accounts. If the Participant is married at the time of his request for distribution under this Section, the Participant's spouse must consent to the distribution in accordance with paragraph (d). Amounts distributed to the Participant pursuant to this Section may not be repaid to the Plan. The Plan Administrator may promulgate uniform rules regarding the minimum amount of any withdrawal, the number of withdrawals a Participant may elect to receive in any one Plan Year, the effective date of any distribution pursuant to this Section and the procedures to be followed in requesting a distribution pursuant to this Section.

      (b) LIMITATIONS ON AMOUNT OF DISTRIBUTION. In no event shall a distribution exceed the entire vested balance of the Participant's Plan accounts, determined as of the Valuation Date immediately preceding the date of the distribution, less any amounts distributed from or charged to the Participant's accounts since such Valuation Date.

      (c) EFFECT OF ELECTION. A Participant who elects to receive a distribution pursuant to this Section 9.6 shall continue to participate in the Plan subsequent to his receipt of such distribution.

      (d) SPOUSAL CONSENT REQUIREMENTS. No married Participant shall be allowed to receive a distribution pursuant to this Section 9.6 if at the time of the distribution the sum of his total vested account balances plus any amounts previously withdrawn exceeds Five Thousand Dollars ($5,000.00) (Three Thousand Five Hundred Dollars ($3,500) prior to January 1, 2002) unless the Participant's spouse consents to the withdrawal. Such consent must be in writing and must be witnessed by a notary public or a designated representative of the Plan Administrator. In the consent, the spouse must consent to a single lump sum payment of the amount to be distributed, must acknowledge the effect of the distribution on the benefits ultimately payable from the Plan and must acknowledge the effect of the spouse's consent to the distribution. No spousal consent shall be required if the Plan Administrator determines, in its sole and absolute discretion, that the spouse cannot be located or other circumstances exist that preclude the Plan Administrator from obtaining such consent (as permitted under applicable regulations issued by the United States Treasury Department). Any spousal consent given or dispensed with pursuant to this Section will be valid with respect to the spouse who signs the consent or with respect to who, the consent requirement is waived by the Plan Administrator and any subsequent spouse. If the Participant's spouse fails to consent to the distribution, the amounts in the Participant's accounts will be held for distribution in accordance with the remaining provisions of this Article Nine unless the Participant's spouse later consents to a distribution pursuant to the provisions of this Section.

9.7   TIME OF DISTRIBUTION OF BENEFITS.

      (a) RETIREMENT. Payment to a Participant who is entitled to benefits under Section 9.1 (Normal and Late Retirement) normally shall commence within a reasonable time following the Participant's termination of employment; except that, at the election of the Participant, payment of benefits may be postponed until the next Valuation Date, at which time losses or earnings on the Trust Fund will be allocated to the Participant's accounts.

      (b) TERMINATION AND DISABILITY. Payment to a Participant who is entitled to benefits under Section 9.2 (Disability Retirement) or Section 9.4 (Other Distribution Events, Including Separations from Employment) normally shall commence not later than the date on which the Participant shall attain his Normal Retirement Date. As a general rule, the Plan Administrator will begin distributions pursuant to Section 9.2 (Disability Retirement) or Section 9.4 (Other Distribution Events, Including Separations from Employment) as soon as possible after the year-end Valuation Date next following the Participant's termination of employment. However, if the total amount distributable to the Participant from all of his accounts exceeds Five Thousand Dollars ($5,000.00) (Three Thousand Five Hundred Dollars ($3,500) prior to January 1, 2002) (determined in accordance with Section 9.8(d) (Method of Distribution - Distribution of Small Amounts)), no distribution may be made prior to the Participant's Normal Retirement Date unless the Participant requests said distribution in writing.

      (c) DEATH AFTER COMMENCEMENT OF PAYMENTS. In the event of the death of a Participant after his Benefit Commencement Date but prior to the complete distribution to such Participant of the benefits payable to him under the Plan, any remaining benefits shall be distributed over a period that does not exceed the period over which distribution was to be made prior to the date of death of the Participant. Payments to the Beneficiaries entitled to payments pursuant to
Section 9.3 (Death) shall commence as soon as possible following the death of the Participant. A Beneficiary shall be entitled to accelerate receipt of such payments by requesting a single lump-sum payment of the balance of the benefits due.

      (d) DEATH PRIOR TO COMMENCEMENT OF BENEFITS. In the event of the death of the Participant prior to his Benefit Commencement Date, payments to the Participant's Beneficiaries shall commence as soon as possible following the Participant's death and must be paid in full by December 31 of the calendar year which includes the fifth (5th) anniversary of the date of the Participant's death, unless the surviving spouse or other designated beneficiary irrevocably elects to apply one of the following exceptions in a timely manner (as determined in accordance with regulations issued by the United States Treasury Department pursuant to Section 401(a)(9) of the Code):

            (1) PAYMENTS TO DESIGNATED BENEFICIARIES OTHER THAN SPOUSES. If the death benefit is payable to a "designated Beneficiary," the designated Beneficiary may elect that the death benefit be distributed in substantially equal monthly, quarterly or annual installments over a period not to exceed the Beneficiary's life expectancy (determined in accordance with Section 9.8(f) (Method of Distribution - Life Expectancies)) as long as the distributions commence by December 31 of the calendar year following the year of the Participant's death or by such other date as may be specified in regulations issued by the United States Treasury Department. For purposes of this Section, a "designated Beneficiary" is any individual who has the right to receive a death benefit from this Plan regardless of whether the individual was specifically designated by the Participant. The term "designated Beneficiary" may also include the beneficiaries of any Trust that satisfies the requirements of regulations issued by the United States Treasury Department pursuant to Section 401(a)(9) of the Code.

            (2) PAYMENTS TO SPOUSES. If the Participant's surviving spouse is his sole Beneficiary, the surviving spouse may elect to postpone distributions until any date not later than the later of December 31 of the calendar year following the calendar year in which the Participant died or December 31 of the calendar year in which the Participant would have attained age seventy and one-half (70-1/2). Distributions to the surviving spouse shall then be made in substantially equal monthly, quarterly or annual installments over a period not to exceed the surviving spouse's life expectancy (determined in accordance with Section 9.8(f) (Method of Distribution - Life Expectancies)). If the surviving spouse dies before the distributions begin, this paragraph (d) shall be applied as if the surviving spouse were the Participant.

Any elections made by a designated Beneficiary pursuant to this paragraph (d) and any distributions made pursuant to this paragraph (d) shall comply with regulations issued by the United States Treasury Department under Section 401(a)(9) of the Code, as they may be amended from time to time. In case of conflict, the provisions of the regulations shall control over the provisions of this Plan.

      (e)   REQUIRED COMMENCEMENT OF PAYMENTS.

            (1) GENERAL RULE. In no event shall payment to a former Participant commence later than sixty (60) days after the last to occur of (1) the last day of the Plan Year in which the Participant attains the age of sixty-five (65) years, (2) the last day of the Plan Year in which the Participant separates from employment with the Employer, or (3) the tenth (10th) anniversary of the last day of the Plan Year in which the Participant commenced participation in the Plan.

            (2) MINIMUM DISTRIBUTION REQUIREMENT. In addition, payments must commence by the Participant's Required Beginning Date.

            (3)   DEFINITION OF "REQUIRED BEGINNING DATE."

                  (i) 5 PERCENT OWNERS. For a Participant who is a "5-Percent Owner" as defined in Code Section 416(i)(1)(B)(i), Required Beginning Date means April 1 of the calendar year following the calendar year in which the Participant attains age 70-1/2, regardless of whether the Participant has terminated employment with the Employer.

                  (ii) NON 5-PERCENT OWNERS. For a Participant who is not a "5-Percent Owner" as defined in Code Section 416(i)(1)(B)(i), Required Beginning Date shall mean April 1 of the calendar year following the later of (i) the calendar year in which the Participant attains age 70-1/2, or (ii) the calendar year in which the Participant terminates employment with the Employer.

                  (iii) EFFECTIVE DATE. The effective date of this definition of Required Beginning Date is January 1, 2002.

            (4) ADMINISTRATION IN ACCORDANCE WITH REGULATIONS. With respect to distributions under the Plan made in calendar years beginning on or after January 1, 2000, the Plan will apply the minimum distribution requirements of
Section 401(a)(9) of the Internal Revenue Code in accordance with the regulations under Section 401(a)(9) that were proposed in January 2001, notwithstanding any provision of the Plan to the contrary. This provision shall continue in effect until the end of the last calendar year beginning before the effective date of final regulations under Section 401(a)(9) or such other date specified in guidance published by the Internal Revenue Service.

      (f) FORMER PARTICIPANT AND BENEFICIARY ELECTIONS TO POSTPONE BENEFITS. Notwithstanding any provision hereof to the contrary, a former Participant may elect to postpone the commencement of his benefits to any date not later than the date specified in paragraph (e). In addition, a Beneficiary may elect to postpone the receipt of his benefits, subject to the requirements of paragraphs
(c) and (d).

      (g)   CONSENT TO EARLY DISTRIBUTIONS. Except as otherwise provided in
Section 9.8 (Method of Distribution) concerning the payment of small amounts, no benefit payments may commence pursuant to the preceding provisions of this Section prior to the Participant's Normal Retirement Date unless the Participant requests the earlier commencement of payments in writing in a form acceptable to the Plan Administrator.

9.8   METHOD OF DISTRIBUTION.

      (a) STANDARD FORM OF PAYMENT. Subject to the Plan Administrator's right to direct payment of benefits in the form of a single lump-sum payment pursuant to paragraph (d) of this Section but despite any other provisions of this Plan to the contrary, a Participant who is married on his Benefit Commencement Date shall receive payment in the form of a lump-sum distribution, unless, not later than the Benefit Commencement Date, the Participant elects, in the manner described hereinafter, to receive payment in another form permitted by this Section.

      (b) OPTIONAL METHODS OF PAYMENT. Subject to the requirements of paragraph (a), distribution of benefits may be made by means of any one (1) or more of the following methods:

            (1)   LUMP SUM PAYMENT. A single lump-sum payment.

            (2) INSTALLMENTS. By distribution in substantially equal monthly, quarterly, semiannual or annual installments over a fixed period selected by the Participant or Beneficiary that does not extend beyond the period determined pursuant to paragraph (c) below; the amount to be paid in installments shall be determined by dividing the value of the Participant's accounts as of the date the determination is being made by the number of payments to be made, and pending complete distribution of the Participant's accounts the Plan Administrator shall direct the Trustee to segregate and invest the sums attributable to his accounts in a segregated, fixed-income investment or investments not regularly susceptible to decline in market value, such as interest-bearing deposits with any Federally-insured institution, in which event the Plan Administrator and the Trustee shall have no other investment responsibility with regard to such sums during such period.

            (3) IN KIND DISTRIBUTIONS. Subject to all of the other requirements of this Section, including but not limited to paragraph (a), by assigning to the Participant or Beneficiary any insurance policies held on the Participant's life as an asset of the Trust Fund or any other asset held in the Trust Fund. If distributions are made "in kind," or partly in cash and partly "in kind," the fair market value of the assets distributed in kind, plus any accompanying cash distribution, shall be equivalent to the value of such distribution had it been made entirely in cash.

      (c) MINIMUM DISTRIBUTION AND INCIDENTAL BENEFIT REQUIREMENTS. The distribution of a Participant's interest must commence by the date determined pursuant to Section 9.7(c) (Time of Distribution of Benefits - Death After Commencement of Payments) (the "required beginning date"). Unless the Participant's entire interest is distributed to him by the required beginning date, the distributions must be made over a period certain not extending beyond the life expectancy of the Participant, or over a period certain not extending beyond the joint life and last survivor life expectancy of the Participant and the Participant's designated Beneficiary. In addition, all benefit payment options shall be structured so as to comply with the incidental benefit requirements of Section 401(a)(9)(G) of the Code and any regulations issued pursuant thereto, which require, generally, that certain minimum amounts be distributed to a Participant during each calendar year, commencing with the calendar year in which the Participant's required beginning date falls, in order to assure that only "incidental" benefits are provided to a Participant's Beneficiaries. All distributions made pursuant to the Plan shall comply with any regulations issued by the United States Treasury Department under Section 401(a)(9) of the Code, including any regulations issued pursuant to Section 401(a)(9)(G), and such regulations shall override and supersede any conflicting provisions of this Section or any other Section of this Plan. The provision of this paragraph (c) shall control over any conflicting provisions of this Plan.

      (d) DISTRIBUTION OF SMALL AMOUNTS. Notwithstanding any provision of this Plan to the contrary, for Plan Years commencing on or after January 1, 2002, the Plan Administrator shall direct the payment of benefits in a single lump sum if the total amount distributable to the Participant from all of his accounts does not exceed Five Thousand Dollars ($5,000.00). (For prior Plan Years the limit was Three Thousand Five Hundred Dollars ($3,500.00)). The "look-back" rule has been eliminated for distributions made after October 17, 2000 (or if later, the date the Plan first complied with this provision in operation). This means, for example, that prior hardship distributions (if permitted pursuant to Article Nine (Distribution of Benefits)) do not need to be taken into account when determining whether a Participant's accounts exceed Five Thousand Dollars ($5,000.00), and that even if a Participant has begun to receive installment payments (if permitted under Article Nine (Distribution of Benefits)), the Plan Administrator may direct the payment of benefits in a single lump sum if the total amount distributable to the Participant from all of his accounts, determined at the time of the first installment payment, did not exceed Five Thousand Dollars ($5,000.00). No distribution may be made pursuant to the first sentence of this Section after the Benefit Commencement Date unless the Participant and the Participant's spouse, if any, (or where the Participant has died, his spouse) consents in writing to the distribution. All distributions pursuant to this paragraph may only be made after the Participant's employment is terminated.

      (e) AMOUNT OF DISTRIBUTION. For the purpose of determining the amount to be distributed to Participants and Beneficiaries, the Participant's accounts will be valued as of the Valuation Date preceding the date upon which distribution is to commence, and the accounts shall then be adjusted to reflect any contributions made by or on behalf of the Participant after such Valuation Date.

      (f) LIFE EXPECTANCIES. For purposes of this Plan, life expectancies shall be calculated by use of the expected return multiples specified in Tables V and VI of Section 1.72-9 of the regulations issued by the United States Treasury Department, and in accordance with the rules and procedures specified in regulations issued under Section 401(a)(9) of the Code, as such Tables and regulations may be amended from time to time, or any Tables or regulations subsequently issued in replacement of said Tables or regulations. The life expectancy of a Participant and his spouse may be recalculated annually. The life expectancy of any other individual shall be calculated using the individual's attained age on his birthday in the relevant calendar year (as determined in accordance with the regulations issued pursuant to Section 401(a)(9) of the Code) and such individual's life expectancy during any later calendar year shall be the life expectancy as originally determined less the number of calendar years that have elapsed since the calendar year of the initial determination.

      (g) ADDITIONAL BENEFIT OPTIONS. The Plan Administrator may from time to time expand the available benefit options by the adoption of written administration procedures, which written procedures shall describe the additional optional methods of payment and any limitations on their availability. Once said procedures are adopted, the elimination or modification of the additional methods of payment described therein will be subject to the same rules and constraints that apply to the elimination or modification of the optional methods of payment specifically described in paragraph (b) above.

      (h) LIMITATION ON LUMP SUM PAYMENTS. The Plan Administrator may, in the exercise of its discretion, adopt rules and procedures pursuant to which any lump sum payments to which any Participant, spouse, or other Beneficiary may be entitled will be payable in up to five (5) equal annual installments pursuant to paragraph (b)(2). Such rules and procedures may not apply to lump sum payments of Five Thousand Dollars ($5,000.00) or less and may apply only to lump sum payments that exceed ten percent (10%) (or such greater percentage specified by the Plan Administrator) of the value of the Trust Fund as of the last day of the prior Plan Year. Any such rules or procedures adopted by the Plan Administrator shall be reduced to writing and shall be communicated to a Participant, spouse, or other Beneficiary at the time benefits become payable to the Participant or Beneficiary. The rules and procedures shall be mandatory and shall preclude the exercise of any discretion by the Plan Administrator, the Employer or the Trustee.

9.9   DESIGNATION OF BENEFICIARY.

      Subject to Section 9.3 (Death), each Participant shall have the right to designate, on forms supplied by and delivered to the Plan Administrator, a Beneficiary or Beneficiaries to receive his benefits hereunder in the event of the Participant's death. As provided in Section 9.3 (Death), if the Participant is married when the Beneficiary designation is filed, the designation will be ineffective unless the Participant's spouse consents to the election. Subject to the spousal consent requirements, each Participant may change his Beneficiary designation from time to time in the manner described above. Upon receipt of such designation by the Plan Administrator, such designation or change of designation shall become effective as of the date of the notice, whether or not the Participant is living at the time the notice is received. There shall be no liability on the part of the Employer, the Plan Administrator or the Trustee with respect to any payment authorized by the Plan Administrator in accordance with the most recent valid Beneficiary designation of the Participant in its possession before receipt of a more recent and valid Beneficiary designation. If no designated Beneficiary is living when benefits become payable, or if there is no designated Beneficiary, the Beneficiary shall be the Participant's spouse; or if no spouse is then living, such Participant's issue, including any legally adopted child or children, in equal shares by right of representation; or if no such designated Beneficiary and no such spouse or issue, including any legally adopted child or children, is living upon the death of a Participant, or if all such persons die prior to the full distribution of such Participant's benefits, then the Beneficiary shall be the estate of the Participant.

9.10  PAYMENTS TO DISABLED.

      If a person entitled to any payment hereunder shall be under a legal disability, or in the sole judgment of the Plan Administrator shall otherwise be unable to apply such payment to his own interest and advantage, the Plan Administrator in the exercise of its discretion may direct the Trustee to make any such payment in any one (1) or more of the following ways: (a) directly to such person; (b) to his legal guardian or conservator; or (c) to his spouse or to any person charged with the legal duty of his support, to be expended for his benefit. The decision of the Plan Administrator shall in each case be final and binding upon all persons in interest.

9.11  UNCLAIMED ACCOUNTS; NOTICE.

      Neither the Employer, the Plan Administrator nor the Trustee shall be obliged to search for, or ascertain the whereabouts of, any Participant or Beneficiary. The Plan Administrator, by certified or registered mail addressed to the Participant's or Beneficiary's last known address of record with the Plan Administrator or the Employer, shall notify any Participant or Beneficiary that he is entitled to a distribution under this Plan. If the Participant or Beneficiary shall make no claim for benefits or shall fail to make his correct address known, the Plan Administrator may direct the Trustee to segregate the Participant's benefits in interest-bearing deposits with any Federally-insured institution, and the Plan Administrator and the Trustee shall have no other investment responsibility with regard to such benefits. After so segregating such benefits, the Plan Administrator shall notify the Social Security Administration of the Participant's (or Beneficiary's) failure to claim the distribution to which he is entitled. The Plan Administrator shall request the Social Security Administration to notify the Participant (or Beneficiary) in accordance with any procedures it has established for this purpose. The segregated deposits shall be entitled to all income they earn and shall bear all expense or loss they incur, and such deposits shall not be subject to adjustment pursuant to Section 6.3 (Valuation and Account Adjustments). Alternatively, if the Participant or Beneficiary shall make no claim for benefits or shall fail to make his correct address known, after two (2) years the Plan Administrator may, in its sole discretion, cancel the Participant's Employer Contributions Account and reallocate amounts credited to the Employer Contributions Account as forfeitures. If the former Participant (or Beneficiary) shall subsequently make a valid claim for benefits under the Plan, the Plan Administrator shall restore the Employer Contributions Account of the Participant, and the Employer shall make a special contribution in an amount equal to the Participant's account balance at the time of the cancellation of his account.

9.12  UNDERPAYMENT OR OVERPAYMENT OF BENEFITS.

      If, through misstatement or computation error, benefits are underpaid or overpaid, there shall be no liability for any more than the correct benefit sums under the Plan. Overpayments may be deducted from future payments under the Plan, and underpayments may be added to future payments under the Plan. In lieu of receiving reduced benefits under the Plan, a Participant or beneficiary may elect to make a lump sum repayment of any overpayment.

9.13  TRANSFERS FROM THE PLAN.

      Upon receipt by the Plan Administrator of a written request from a Participant who has separated or is separating from the Employer and has not yet received distribution of his benefits under the Plan, the Plan Administrator may, in its sole discretion, direct the Trustee to transfer such Participant's vested interest in his accounts to the trustee or other administrative agent of another plan or trust or individual retirement account meeting the requirements for qualified plans or trusts or individual retirement accounts under the Code, which plan or trust or individual retirement account expressly provides for the receipt of such transferred amounts. The Trustee shall make such transfer within a reasonable time following receipt of such written direction by the Plan Administrator. The Employer, the Plan Administrator and the Trustee shall not be responsible for ascertaining whether the transferee plan, trust, or individual retirement account is qualified under the Code, and the written request of the Participant shall constitute a certification on the part of such Participant that the plan, trust, or individual retirement account is qualified and provides for such transfer.

9.14  ELIGIBLE ROLLOVER DISTRIBUTIONS.

      (a) GENERAL. Notwithstanding any provisions of the Plan to the contrary that would otherwise limit a distributee's election under this Section, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an "eligible rollover distribution" paid directly to an "eligible retirement plan" specified by the "distributee" in a "direct rollover".

      (b)   DEFINITIONS.

            (1) "Eligible rollover distribution": An "eligible rollover distribution" is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: (i) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten (10) years or more; (ii) any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; (iii) effective January 1, 1999, any hardship distribution described in Section 401(k)(2)(B)(i)(IV) of the Code; and (iv) the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

            (2) "Eligible retirement plan": An "eligible retirement plan" is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

            (3) "Distributee": A "distributee" includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

            (4) "Direct rollover": A "direct rollover" is a payment by the Plan to the eligible retirement plan specified by the distributee.

                                   ARTICLE TEN
                           INALIENABILITY OF BENEFITS

10.1  NO ASSIGNMENT PERMITTED.

      (a) GENERAL PROHIBITION. No Participant or Beneficiary, and no creditor of a Participant or Beneficiary, shall have any right to assign, pledge, hypothecate, anticipate or in any way create a lien upon the Trust Fund. All payments to be made to Participants or their Beneficiaries shall be made only upon their personal receipt or endorsement, except as provided in Section 9.10 (Payments to Disabled), and no interest in the Trust Fund shall be subject to assignment or transfer or otherwise be alienable, either by voluntary or involuntary act or by operation of law or equity, or subject to attachment, execution, garnishment, sequestration, levy or other seizure under any legal, equitable or other process, or be liable in any way for the debts or defaults of Participants and Beneficiaries.

      (b) PERMITTED ARRANGEMENTS. This Section shall not preclude arrangements for the withholding of taxes from benefit payments, arrangements for the recovery of benefit overpayments, arrangements for the transfer of benefit rights to another plan, or arrangements for direct deposit of benefit payments to an account in a bank, savings and loan association or credit union (provided that such arrangement is not part of an arrangement constituting an assignment or alienation). A Participant may also grant the Trustee a security interest in his accounts as collateral for the repayment of a loan to the Participant pursuant to and in accordance with Section 8.3 (Loans - General Rule). In addition, effective for judgments, orders, and decrees issued, and settlement agreements entered into, on or after, August 5, 1997, this Section shall not preclude the offsetting of Plan benefits as permitted by Section 401(a)(13)(C) of the Code. Additionally, this Section shall not preclude arrangements for the distribution of the benefits of a Participant or Beneficiary pursuant to the terms and provisions of a Qualified Domestic Relations Order in accordance with the following provisions of this Article Ten.

10.2  QUALIFIED DOMESTIC RELATIONS ORDERS.

      A Qualified Domestic Relations Order is an order described in Section 401(a)(13) and Section 414(p) of the Code and Section 206(d)(3) of the Act that permits distribution of benefits in a distribution mode provided under the Plan, does not require payment of increased benefits and does not require payment of benefits allocated to a different alternate payee under a prior Qualified Domestic Relations Order.

10.3  PAYMENTS TO ALTERNATE PAYEES.

      (a) EARLY PAYMENTS. An order requiring payment to an alternate payee before a Participant has separated from employment may qualify as a Qualified Domestic Relations Order even if it requires payment prior to the Participant's "earliest retirement age." For purposes of this Section, "earliest retirement age" shall mean the earlier of (1) the date on which the Participant could elect to receive retirement benefits pursuant to this Plan and (2) the later of (i) the date the Participant attains age fifty (50) or (ii) the earliest date on which the Participant could begin receiving benefits under the Plan if the Participant separated from service. If the order requires payments to commence prior to a Participant's actual retirement, the amounts of the payments must be determined as if the Participant had retired on the date on which such payments are to begin under such order, but taking into account only the present account balances at that time.

       (b) ALTERNATE PAYMENT FORMS. The order may call for the payment of benefits to an alternate payee in any form in which benefits may be paid under the Plan to the Participant, other than in the form of a joint and survivor annuity with respect to the alternate payee and his or her subsequent spouse.

10.4  PROCESSING OF QUALIFIED DOMESTIC RELATIONS ORDERS.

      (a) NOTICE. All decisions and determinations with respect to a domestic relations order, including whether such order is a Qualified Domestic Relations Order within the meaning of Section 401(a)(13) and Section 414(p) of the Code and Section 206(d)(3) of the Act, shall be made by the Plan Administrator within a reasonable time following its receipt of such order and in accordance with such uniform and nondiscriminatory rules and procedures as may be adopted by the Plan Administrator. Upon receipt of a domestic relations order, the Plan Administrator shall notify the Participant or Beneficiary whose benefits may be affected by such order of its receipt of such order. The Plan Administrator shall also advise the Participant or Beneficiary and the alternate payee named in the order of its rules and procedures relating to the determination of the qualified status of such order.

      (b) RETENTION OF PAYMENTS. If payment of benefits to the Participant or Beneficiary has commenced at the time a domestic relations order is received by the Plan Administrator or benefits become payable after receipt of such order, the Plan Administrator shall direct the Trustee to segregate and hold the amounts which would be payable to the alternate payee under the order if such order is ultimately determined to be a Qualified Domestic Relations Order. If the Plan Administrator determines that the order is a Qualified Domestic Relations Order within eighteen (18) months of the segregation of benefits payable to the alternate payee under such order, the Plan Administrator shall direct the Trustee to pay the segregated amounts (plus any earnings thereon) as well as such future amounts as may be specified in such order to the alternate payee. If the Plan Administrator determines that the order is not a Qualified Domestic Relations Order or is unable to determine whether such order is a Qualified Domestic Relations Order within the eighteen (18) month period following the segregation of benefits, the Plan Administrator shall direct the Trustee to pay the segregated amounts (plus any earnings thereon) to the Participant or Beneficiary, unless the Plan Administrator has adopted rules and regulations that permit the Plan Administrator to delay payment of the segregated amounts, in which case payment of the segregated amounts will be paid in accordance with such rules and regulations. A determination by the Plan Administrator after the close of such eighteen (18) month period that the order is a Qualified Domestic Relations Order shall be applied prospectively. All determinations of the Plan Administrator hereunder with respect to the status of an order as a Qualified Domestic Relations Order shall be binding and conclusive on all interested parties, subject to the provisions of Section 11.4 (Claims).

10.5  RESPONSIBILITY OF ALTERNATE PAYEES.

      Any person claiming to be an alternate payee under a Qualified Domestic Relations Order shall be responsible for supplying the Plan Administrator with a certified or otherwise authenticated copy of the order and any other information or evidence that the Plan Administrator deems necessary in order to substantiate the individual's claim or the status of the order as a Qualified Domestic Relations Order.

                                 ARTICLE ELEVEN
                                 ADMINISTRATION

11.1  PLAN ADMINISTRATOR.

      The Employer shall be the Plan Administrator, but it may delegate its duties as such to a committee appointed in accordance with Section 11.5 (Creation of Committee).

11.2  ALLOCATION OF FIDUCIARY RESPONSIBILITY.

      The Plan Administrator is the named fiduciary with respect to the administration of the Plan. It shall not be responsible for any fiduciary functions or other duties assigned to the Trustee pursuant to this Plan or the Trust Agreement.

11.3  POWERS OF THE PLAN ADMINISTRATOR.

      (a) GENERAL POWERS. The Plan Administrator shall have the power and discretion to perform the administrative duties described in this Plan or required for proper administration of the Plan and shall have all powers necessary to enable it to properly carry out such duties. Without limiting the generality of the foregoing, the Plan Administrator shall have the power and discretion to construe and interpret this Plan, to hear and resolve claims relating to this Plan, and to decide all questions and disputes arising under this Plan. The Plan Administrator shall determine, in its discretion, the eligibility of employees to participate in the Plan, to determine the service credited to the Employees, the status and rights of a Participant, and the identity of the Beneficiary or Beneficiaries entitled to receive any benefits payable hereunder on account of the death of a Participant.

      (b) BENEFIT PAYMENTS. Benefits under this Plan will be paid only if the Plan Administrator determines, in its discretion, that a Participant, or a Participant's Beneficiary, is entitled to them. Except as is otherwise provided hereunder, the Plan Administrator shall determine the manner and time of payment of benefits under this Plan. All benefit disbursements by the Trustee shall be made upon the instructions of the Plan Administrator.

      (c) DECISIONS FINAL. The decision of the Plan Administrator upon all matters within the scope of its authority shall be binding and conclusive upon all persons.

      (d) REPORTING AND DISCLOSURE. The Plan Administrator shall file all reports and forms lawfully required to be filed by the Plan Administrator with any governmental agency or department, federal or state, and shall distribute any forms, reports, statements or Plan descriptions lawfully required to be distributed to Participants and others by any governmental agency or department, federal or state.

      (e) INVESTMENT. The Plan Administrator shall keep itself advised with respect to the investment of the Trust Fund and shall report to the Employer regarding the investment and reinvestment of the Trust Fund not less frequently than annually. The Plan Administrator shall have power to direct specific investments of the Trust Fund only where such power is expressly conferred by this Plan and only to the extent described in this Plan. All other investment duties shall be the responsibility of the Trustee.

      (f) ELECTRONIC ADMINISTRATION. The Plan Administrator shall have the authority to employ alternative means (including, but not limited to, electronic, internet, intranet, voice response, or telephonic) by which Participants may submit elections, directions, and forms required for participation in, and the administration of, this Plan. If the Plan Administrator chooses to use these alternative means, any elections, directions or forms submitted in accordance with the rules and procedures promulgated by the Plan Administrator will be deemed to satisfy any provision of this Plan calling for the submission of a written election, direction or form.

11.4  CLAIMS.

      (a) FILING OF CLAIM. A Participant or Beneficiary entitled to benefits need not file a written claim to receive benefits. If an Employee, Participant, Beneficiary or any other person is dissatisfied with the determination of his benefits, eligibility, participation or any other right or interest under this Plan, such person may file a written statement setting forth the basis of the claim with the Plan Administrator in a manner prescribed by the Plan Administrator. In connection with the determination of a claim, or in connection with review of a denied claim, the claimant may examine this Plan and any other pertinent documents generally available to Participants relating to the claim and such Participant may submit written comments, documents, records and other information relating to the claim for benefits.

      (b) NOTICE OF DECISION. A written notice of the disposition of any such claim shall be furnished to the claimant within ninety (90) days after the claim is filed with the Plan Administrator, provided that the Plan Administrator may have an additional period of up to ninety (90) days to decide the claim if it determines that special circumstances require an extension of time to decide the claim and it advises the claimant in writing of the need for an extension (including an explanation of the special circumstances requiring the extension) and the date on which it expects to decide the claim. The notice of disposition of a claim shall set forth:

            (1)   the specific reason(s) for denial of the claim;

            (2) reference to the specific Plan provisions upon which the determination is based;

            (3) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary;

            (4) an explanation of the Plan's appeal procedure; and effective for claims filed on or after January 1, 2002, an explanation of the time limits applicable to the Plan's appeal procedures, including a statement of the claimant's right to bring a civil action under Section 502(a) of the Act.

      (c) APPEAL. If the claim is denied, in whole or in part, the notice of decision referred to in Section 11.4(b) (Claims - Notice of Decision) shall include a statement that an appeal procedure is available. Within sixty (60) days after receiving the written notice of the Plan Administrator's disposition of the claim, the claimant, or the claimant's duly authorized representative, may request in writing that the Plan Administrator review the denied claim. The claimant may submit a written statement of his claim (including any written comments, documents, records and other information relating to the claim) and the reasons for granting the claim. The Plan Administrator shall have the right to request of and receive from a claimant such additional information, documents or other evidence as the Plan Administrator may reasonably require. If the claimant does not request a review of the denied claim within sixty (60) days after receiving written notice of the Plan Administrator's disposition of the claim, the claimant shall be deemed to have accepted the Plan Administrator's written disposition, unless the claimant shall have been physically or mentally incapacitated so as to be unable to request review within the sixty (60) day period.

      For claims filed on or after January 1, 2002, the following additional rules shall apply:

            (1) the claimant will be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant's claim for benefits such relevance to be determined in accordance with Section 11.4(e) (Claims - "Relevance"); and

            (2) the review shall take into account all comments, documents, records and other information submitted by the claimant relating to the claim, without regard to whether such documents, records or other information was submitted or considered in the initial benefit determination.

      (d) DECISION FOLLOWING APPEAL. A decision on appeal shall be rendered in writing by the Plan Administrator ordinarily not later than sixty (60) days after the claimant requests review of a denied claim, and a written copy of such decision shall be delivered to the claimant. If special circumstances require an extension of the ordinary period, the Plan Administrator shall so notify the claimant of the extension with such notice containing an explanation of the special circumstances requiring the extension and the date by which the Plan Administrator expects to render a decision. The denial notice referred to in the first sentence of this paragraph (d) shall set forth:

            (1)   the specific reason(s) for denial of the claim;

            (2) reference to the specific Plan provisions upon which the denial is based;

            (3) a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant's claim for benefits; and

            (4) effective for claims filed on or after January 1, 2002, a statement of the claimant's right to bring a civil action under Section 502(a) of the Act.

      (e) "RELEVANCE". For purpose of this Section 11.4, documents, records, or other information shall be considered "relevant" to a claimant's claim for benefits if such documents, records or other information:

            (1)   were relied upon in making the benefit determination;

            (2) were submitted, considered, or generated in the course of making the benefit determination, without regard to whether such documents, records or other information were relied upon in making the benefit determination; or

            (3) demonstrate compliance with the administrative processes and safeguards required pursuant to this Section 11.4 regarding the making of the benefit determination.

      (f) DECISIONS FINAL; PROCEDURES MANDATORY. To the extent permitted by law, a decision on review by the Plan Administrator shall be binding and conclusive upon all persons whomsoever. To the extent permitted by law, completion of the claims procedures described in this Section shall be a mandatory precondition that must be complied with prior to commencement of a legal or equitable action in connection with the Plan by a person claiming rights under the Plan or by another person claiming rights through such a person. The Plan Administrator may, in its sole discretion, waive these procedures as a mandatory precondition to such an action.

      (g) TIME FOR FILING LEGAL OR EQUITABLE ACTION. Any legal or equitable action filed in connection with the Plan by a person claiming rights under the Plan or by another person claiming rights through such a person must be commenced not later than the earlier of: (1) the shortest applicable statute of limitations provided by law; (2) two (2) years from the date the written copy of the Plan Administrator's decision on review is delivered to the claimant in accordance with Section 11.4(d) (Claims - Decision Following Review); or (3) two
(2) years after the claim is deemed to be denied pursuant to Section 11.4(d) (Claims - Decision Following Review).

11.5  CREATION OF COMMITTEE.

      The Employer may appoint a committee to perform its duties as Plan Administrator by the adoption of appropriate Board resolutions. The committee shall consist of at least two (2) members, and they shall hold office during the pleasure of the Board. The committee members shall serve without compensation but shall be reimbursed for all expenses by the Employer. The committee shall conduct itself in accordance with the provisions of this Article Eleven. The members of the committee may resign with thirty (30) days notice in writing to the Employer and may be removed immediately at any time by written notice from the Employer.

11.6  CHAIRMAN AND SECRETARY.

      The committee shall elect a chairman from among its members and shall select a secretary who is not required to be a member of the committee and who may be authorized to execute any document or documents on behalf of the committee. The secretary of the committee or his designee shall record all acts and determinations of the committee and shall preserve and retain custody of all such records, together with such other documents as may be necessary for the administration of this Plan or as may be required by law.

11.7  APPOINTMENT OF AGENTS.

      The committee may appoint such other agents, who need not be members of the committee, as it may deem necessary for the effective performance of its duties, whether ministerial or discretionary, as the committee may deem expedient or appropriate. The compensation of any agents who are not Employees of the Employer shall be fixed by the committee within any limitations set by the Board.

11.8  MAJORITY VOTE AND EXECUTION OF INSTRUMENTS.

      In all matters, questions and decisions, the action of the committee shall be determined by a majority vote of its members. They may meet informally or take any ordinary action without the necessity of meeting as a group. All instruments executed by the committee shall be executed by a majority of its members or by any member of the committee designated to act on its behalf.

11.9  ALLOCATION OF RESPONSIBILITIES AMONG COMMITTEE MEMBERS.

      The committee may allocate responsibilities among its members or designate other persons to act on its behalf. Any allocation or designation, however, must be set forth in writing and must be retained in the permanent records of the committee.

11.10 CONFLICT OF INTEREST.

      No member of the committee who is a Participant shall take any part in any action in connection with his participation as an individual. Such action shall be voted or decided by the remaining members of the committee.

11.11 OTHER FIDUCIARY CAPACITIES.

      The members of the committee may also serve in any other fiduciary capacity, and, specifically, all or some members of the committee may serve as Trustee. Notwithstanding any other provision of this Plan, if and so long as any two (2) members of the committee also serve as Trustee, any provision of this Plan or the Trust Agreement which requires a direction, certification, notification, or other communication from the Plan Administrator to the Trustee shall be inapplicable. If and so long as any two (2) members of the committee also serve as Trustee, any action taken by either the committee or the Trustee shall be deemed to be taken by the appropriate party.

                                 ARTICLE TWELVE
                             SCOPE OF RESPONSIBILITY

12.1  SCOPE OF RESPONSIBILITY.

      (a) GENERAL. The Employer, the Plan Administrator, the investment manager and the Trustee shall perform the duties respectively assigned to them under this Plan and the Trust Agreement and shall not be responsible for performing duties assigned to others under the terms and provisions of this Plan or the Trust Agreement. No inference of approval or disapproval is to be made from the inaction of any party described above or the employee or agent of any of them with regard to the action of any other such party. Persons, organizations or corporations acting in a position of any fiduciary responsibility with respect to the Plan or the Trust Fund may serve in more than one fiduciary capacity.

      (b) ADVISORS. The Employer, the Plan Administrator and the Trustee shall have authority to employ advisors, legal counsel, accountants and investment managers in connection with the administration of the Trust Fund, as set forth in the Trust Agreement. To the extent permitted by applicable law, the Employer, the Plan Administrator and the Trustee shall not be liable for complying with the directions of any advisors, legal counsel, accountants or investment managers appointed pursuant to this Plan or the Trust Agreement.

      (c) INDEMNIFICATION. To the extent permitted by law, the Employer shall and does hereby jointly and severally indemnify and agree to hold harmless its employees, officers and directors who serve in fiduciary capacities with respect to the Plan and the Trust Agreement from all loss, damage, or liability, joint or several, including payment of expenses in connection with defense against any such claim, for their acts, omissions and conduct, and for the acts, omissions and conduct of their duly appointed agents, which acts, omissions, or conduct constitute or are alleged to constitute a breach of such individual's fiduciary or other responsibilities under the Act or any other law, except for those acts, omissions, or conduct resulting from his own willful misconduct, willful failure to act, or gross negligence; provided, however, that if any party would otherwise be entitled to indemnification hereunder in respect of any liability and such party shall be insured against loss as a result of such liability by any insurance contract or contracts, such party shall be entitled to indemnification hereunder only to the extent by which the amount of such liability shall exceed the amount thereof payable under such insurance contract or contracts.

      (d) INSURANCE. The Employer may obtain insurance covering itself and others for breaches of fiduciary obligations under this Plan or the Trust Agreement to the extent permitted by law, and nothing in the Plan or the Trust Agreement shall restrict the right of any person to obtain such insurance for himself in connection with the performance of his duties under this Plan or the Trust Agreement. No bond shall be required of the Trustee unless required by law notwithstanding this provision. The Trustee, the Plan Administrator and the Employer do not in any way guarantee the Trust Fund from loss or depreciation. The Employer does not guarantee the payment of any money which may be or become due to any person from the Trust Fund, and the liability of the Plan Administrator and the Trustee to make any payment hereunder at any and all times will be limited to the then available assets of the Trust Fund.

12.2  BONDING.

      The Employer shall procure bonds for every "bondable fiduciary" in an amount not less than ten percent (10%) of the amount of funds handled and in no event less than One Thousand Dollars ($1,000.00), except the Employer shall not be required to procure such bonds if the person is exempted from the bonding requirement by law or regulation or if the Secretary of Labor exempts the Trust from the bonding requirements. The bonds shall conform to the requirements of the Act and regulations thereunder. For purposes of this Section, the term "bondable fiduciary" shall mean any person who handles funds or other property of the Trust Fund.

12.3  PROHIBITION AGAINST CERTAIN PERSONS HOLDING POSITIONS.

      No person who has been convicted of a felony shall be permitted to serve as a fiduciary, officer, trustee, custodian, counsel, agent, or employee of this Plan, or as a consultant to this Plan unless permitted under the Act and regulations thereunder. The Plan Administrator shall ascertain to the extent practical that no violation of this Section occurs. In any event, no person knowingly shall permit any other person to serve in any capacity which would violate this Section.


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
12.4  STANDARD OF REVIEW.

      The Employer intends to retain for itself the maximum discretion permitted by law and to confer the maximum discretionary authority permitted by law upon the Plan Administrator, the Trustee and all other Plan fiduciaries. All actions taken by the Employer, the Plan Administrator, the Trustee and all other Plan fiduciaries shall be taken in their sole and absolute discretion and all decisions shall be binding and conclusive on all persons whomsoever. As a result, any determination, including a factual determination, made by the Employer, the Plan Administrator, the Trustee or any other Plan fiduciary shall be overturned by a court only if it was "arbitrary and capricious" or an "abuse of discretion."

                                ARTICLE THIRTEEN
                        AMENDMENT, MERGER AND TERMINATION

13.1  AMENDMENT.

      The Employer shall have the right at any time, by an instrument in writing duly executed, acknowledged and delivered to the Plan Administrator and the Trustee, to modify, alter or amend this Plan, in whole or in part, prospectively or retroactively; provided, however, that the duties and liabilities of the Plan Administrator and the Trustee hereunder shall not be substantially increased without their written consent; and provided further that the amendment shall not reduce any Participant's interest in the Plan, calculated as of the date on which the amendment is adopted. If the Plan is amended by the Board after it is adopted by an Affiliate, unless otherwise expressly provided, it shall be treated as so amended by such Affiliate without the necessity of any action on the part of the Affiliate.

13.2  PLAN MERGER OR CONSOLIDATION.

      Subject to the restrictions noted in this Section, the Employer reserves the right to merge or consolidate this Plan with any other plan or to direct the Trustee to transfer the assets held in the Trust Fund and/or the liabilities of this Plan to any other plan or to accept a transfer of assets and liabilities from any other plan. In the event of the merger or consolidation of this Plan and the Trust Fund with any other plan, or a transfer of assets or liabilities to or from the Trust Fund to or from any other such plan, then each Participant shall be entitled to a benefit immediately after such merger, consolidation or transfer (determined as if the plan was then terminated) that is equal to or greater than the benefit he would have been entitled to receive immediately before such merger, consolidation or transfer (if this Plan had then terminated).

13.3  MERGER OR CONSOLIDATION OF EMPLOYER.

      The Plan shall not be automatically terminated by the Employer's acquisition by or merger into any other employer, but the Plan shall be continued after such acquisition or merger if the successor employer elects and agrees to continue the Plan and to become a party to the Trust Agreement. All rights to amend, modify, suspend, or terminate the Plan shall be transferred to the successor employer, effective as of the date of the merger.

13.4  TERMINATION OF PLAN OR DISCONTINUANCE OF CONTRIBUTIONS.

      (a) COMPLETE TERMINATION OR DISCONTINUANCE. It is the expectation of the Employer that this Plan and the payment of contributions hereunder will be continued indefinitely. However, continuance of the Plan is not assumed as a contractual obligation of the Employer, and the right is reserved at any time to terminate this Plan or to reduce, temporarily suspend or discontinue contributions hereunder. In the event the Board decides that it is impossible or inadvisable for the Employer to make its contributions as herein provided, the Board shall have the power to terminate this Plan or its contributions by appropriate resolution. A certified copy of such resolution or resolutions shall be delivered to the Trustee. In such event or in the event the Employer shall discontinue contributions without the delivery to the Trustee of such a resolution, then after the date specified in such resolution, or after the date of such discontinuance of contributions, the balance credited to the Employer Contributions Account of each affected Participant shall be fully vested and nonforfeitable.

      (b) LIQUIDATION OF TRUST FUND. In the event of termination of the Plan (and the Employer does not establish or maintain a successor defined contribution plan, in accordance with the provisions set forth in Treasury Regulations Section 1.401(k)-1(d)(3)), the Plan Administrator shall either promptly direct the Trustee to liquidate and distribute all assets remaining in the Trust Fund to Participants in accordance with Section 9.8 (Method of Distribution) as though their employment with the Employer had terminated or shall direct the Trustee to continue the Plan, in which event benefits shall be distributed at the times and in the manner specified in Article Nine (Distribution of Benefits). Upon the liquidation of all assets of the Trust Fund, the Plan Administrator, after deducting all costs and expenses of liquidation and distribution, shall make the allocations required under Section
6.3 (Valuation and Account Adjustments) where applicable, with the same effect as though the date of completion of liquidation were a Valuation Date. No distributions shall be made after termination of the Plan which relate solely to the termination of the Plan until a reasonable time after the Employer has received from the United States Treasury Department a determination under the provisions of the Code as to the effect of such termination or discontinuance upon the qualification of the Plan. In the event such determination is unfavorable, then prior to making any distributions hereunder, the Trustee shall pay any Federal or state income taxes due because of the income of the Trust Fund and shall then distribute the balance in the manner above provided. The Employer may, by written notice delivered to the Trustee, waive the Employer's right hereunder to apply for such a determination, and if no application for determination shall have been made within sixty (60) days after the date specified in the termination resolution or after the date of discontinuance of contributions, the Employer shall be deemed to have waived such right.

      (c) PARTIAL TERMINATION. If the Plan is terminated or contributions are discontinued with respect to a group or class of Participants, then after the date of partial termination or partial discontinuance of contributions, the balances credited to the Employer Contributions Accounts of all Participants affected by such partial termination or partial discontinuance of contributions shall become fully vested and nonforfeitable and the accounts of such Participants either shall be distributed or held pending the subsequent termination of employment of such Participants, as provided in paragraph (b) above.

13.5  LIMITATION OF EMPLOYER LIABILITY.

      The adoption of this Plan is strictly a voluntary undertaking on the part of the Employer and shall not be deemed to constitute a contract between the Employer and any Employee or Participant or to be consideration for, an inducement to, or a condition of the employment of any Employee. A Participant, Employee, or Beneficiary shall not have any right to retirement or other benefits except to the extent provided herein.

                                ARTICLE FOURTEEN
                               GENERAL PROVISIONS

14.1  LIMITATION ON PARTICIPANTS' RIGHTS.

      Participation in the Plan shall not give any Employee the right to be retained in the Employer's employ or any right or interest in the Trust Fund other than as herein provided. The Employer reserves the right to dismiss any Employee without any liability for any claim either against the Trust Fund, except to the extent herein provided, or against the Employer.

14.2  EXCLUSIVE BENEFIT.

      Except as otherwise provided herein or in the Trust Agreement, it shall be impossible for any part of the Trust Fund to be used for or diverted to purposes other than for the exclusive benefit of Participants and their Beneficiaries, except that payment of taxes and administration expenses may be made from the Trust Fund as provided in the Trust Agreement.

14.3  UNIFORM ADMINISTRATION.

      Whenever in the administration of the Plan any action is required by the Plan Administrator, such action shall be uniform in nature as applied to all persons similarly situated and no such action shall be taken which will discriminate in favor of Highly Compensated Employees.

14.4  HEIRS AND SUCCESSORS.

      All of the provisions of this Plan shall be binding upon all persons who shall be entitled to any benefits hereunder, and their heirs and legal representatives.

14.5  ASSUMPTION OF QUALIFICATION.

      Unless and until advised to the contrary, the Trustee may assume that the Plan is a qualified plan under the provisions of the Code relating to such plans, and that the Trust Fund is entitled to exemption from income tax under such provisions.

14.6  INSURANCE PROHIBITED.

      The Trustee may not purchase insurance on the life of any Plan
Participant.


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
14.7  COMPLIANCE WITH USERRA.

      Notwithstanding any provision of the Plan to the contrary, effective December 12, 1994, contributions, benefits and service credit with respect to qualified military service, as defined in Section 414(u)(5) of the Code, will be provided in accordance with Section 414(u) of the Code.

14.8  STATE COMMUNITY PROPERTY LAWS.

      The terms and conditions of this Plan shall be applicable without regard to the community property laws of any state.

      IN WITNESS WHEREOF, the Employer has caused this Plan to be executed by its duly authorized representative on this ____ day of October, 2001.

                                            APOLLO GROUP, INC.



                                            By________________________________
                                              Its_______________________________

                                TABLE OF CONTENTS

                                                                            PAGE

ARTICLE One           EFFECTIVE DATE......................................    1

      1.1   EFFECTIVE DATE................................................    1
      1.2   APPLICATION...................................................    1


ARTICLE Two           DEFINITIONS AND CONSTRUCTION........................    1

      2.1   DEFINITIONS...................................................    1
      2.2   TOP HEAVY PLAN PROVISIONS.....................................   10
      2.3   HIGHLY COMPENSATED EMPLOYEE...................................   11
      2.4   CONSTRUCTION..................................................   12


ARTICLE Three         ELIGIBILITY AND PARTICIPATION.......................   13

      3.1   ELIGIBILITY AND PARTICIPATION.................................   13
      3.2   ENROLLMENT AS A PARTICIPANT...................................   13
      3.3   CREDITING OF SERVICE..........................................   14
      3.4   EFFECT OF REHIRING............................................   14
      3.5   AUTHORIZED LEAVES OF ABSENCE..................................   14
      3.6   AFFILIATED EMPLOYERS AND ACQUIRED COMPANIES...................   15
      3.7   TERMINATION OF PARTICIPATION..................................   15
      3.8   TRANSFERS TO AND FROM AN ELIGIBLE CLASS OF EMPLOYEES..........   15
      3.9   LEASED EMPLOYEES..............................................   16
      3.10  WAIVER OF PARTICIPATION.......................................   16


ARTICLE Four          EMPLOYEE CONTRIBUTIONS..............................   16

      4.1   PRE-TAX CONTRIBUTIONS.........................................   16
      4.2   LIMITS ON PRE-TAX CONTRIBUTIONS...............................   17
      4.3   LIMITATION ON CONTRIBUTIONS OF HIGHLY COMPENSATED EMPLOYEES...   18
      4.4   DESIGNATION AND CHANGE OF DESIGNATION OF PRE-TAX
            CONTRIBUTIONS.................................................   21
      4.5   SUSPENSION OF PRE-TAX CONTRIBUTIONS...........................   22
      4.6   AFTER-TAX CONTRIBUTIONS.......................................   22
      4.7   ROLLOVER CONTRIBUTIONS........................................   23


ARTICLE Five          EMPLOYER CONTRIBUTIONS..............................   24

      5.1   EMPLOYER CONTRIBUTIONS........................................   24
      5.2   CONDITIONAL NATURE OF CONTRIBUTIONS...........................   26
      5.3   LIMITATION ON CONTRIBUTIONS...................................   27


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                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                            PAGE
      5.4   ADJUSTMENT OF EMPLOYER MATCHING CONTRIBUTIONS ACCOUNT.........   30


ARTICLE Six           ACCOUNTING..........................................   30

      6.1   SEPARATE ACCOUNTS.............................................   30
      6.2   ALLOCATION OF CONTRIBUTIONS...................................   31
      6.3   VALUATION AND ACCOUNT ADJUSTMENTS.............................   32
      6.4   LIMITATIONS ON ANNUAL ADDITIONS...............................   33


ARTICLE Seven         VESTING.............................................   35

      7.1   FULL VESTING..................................................   35
      7.2   AMENDMENTS TO VESTING SCHEDULE................................   36


ARTICLE Eight         INVESTMENT OF ACCOUNTS..............................   36

      8.1   ADMINISTRATION OF TRUST FUND; SOURCE OF PAYMENTS..............   36
      8.2   PARTICIPANT DIRECTED INDIVIDUAL ACCOUNT PLAN..................   37
      8.3   LOANS - GENERAL RULE..........................................   40
      8.4   SPOUSAL CONSENT REQUIRED......................................   40
      8.5   AMOUNT OF LOAN; SECURITY......................................   40
      8.6   TERMS OF LOAN.................................................   41
      8.7   DEFAULT.......................................................   41


ARTICLE Nine          DISTRIBUTION OF BENEFITS............................   42

      9.1   NORMAL AND LATE RETIREMENT....................................   42
      9.2   DISABILITY RETIREMENT.........................................   42
      9.3   DEATH.........................................................   42
      9.4   OTHER DISTRIBUTION EVENTS, INCLUDING SEPARATIONS FROM
            EMPLOYMENT....................................................   43
      9.5   HARDSHIP DISTRIBUTIONS........................................   43
      9.6   AGE 59 1/2 DISTRIBUTIONS......................................   45
      9.7   TIME OF DISTRIBUTION OF BENEFITS..............................   46
      9.8   METHOD OF DISTRIBUTION........................................   48
      9.9   DESIGNATION OF BENEFICIARY....................................   51
      9.10  PAYMENTS TO DISABLED..........................................   51
      9.11  UNCLAIMED ACCOUNTS; NOTICE....................................   51
      9.12  UNDERPAYMENT OR OVERPAYMENT OF BENEFITS.......................   52
      9.13  TRANSFERS FROM THE PLAN.......................................   52
      9.14  ELIGIBLE ROLLOVER DISTRIBUTIONS...............................   52

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                            PAGE

ARTICLE Ten           INALIENABILITY OF BENEFITS..........................   53

      10.1  NO ASSIGNMENT PERMITTED.......................................   53
      10.2  QUALIFIED DOMESTIC RELATIONS ORDERS...........................   54
      10.3  PAYMENTS TO ALTERNATE PAYEES..................................   54
      10.4  PROCESSING OF QUALIFIED DOMESTIC RELATIONS ORDERS.............   54
      10.5  RESPONSIBILITY OF ALTERNATE PAYEES............................   55


ARTICLE Eleven        ADMINISTRATION......................................   55

      11.1  PLAN ADMINISTRATOR............................................   55
      11.2  ALLOCATION OF FIDUCIARY RESPONSIBILITY........................   55
      11.3  POWERS OF THE PLAN ADMINISTRATOR..............................   55
      11.4  CLAIMS........................................................   56
      11.5  CREATION OF COMMITTEE.........................................   58
      11.6  CHAIRMAN AND SECRETARY........................................   58
      11.7  APPOINTMENT OF AGENTS.........................................   58
      11.8  MAJORITY VOTE AND EXECUTION OF INSTRUMENTS....................   58
      11.9  ALLOCATION OF RESPONSIBILITIES AMONG COMMITTEE MEMBERS........   58
      11.10 CONFLICT OF INTEREST..........................................   58
      11.11 OTHER FIDUCIARY CAPACITIES....................................   59


ARTICLE Twelve        SCOPE OF RESPONSIBILITY.............................   59

      12.1  SCOPE OF RESPONSIBILITY.......................................   59
      12.2  BONDING.......................................................   60
      12.3  PROHIBITION AGAINST CERTAIN PERSONS HOLDING POSITIONS.........   60
      12.4  STANDARD OF REVIEW............................................   60


ARTICLE Thirteen      AMENDMENT, MERGER AND TERMINATION...................   60

      13.1  AMENDMENT.....................................................   60
      13.2  PLAN MERGER OR CONSOLIDATION..................................   61
      13.3  MERGER OR CONSOLIDATION OF EMPLOYER...........................   61
      13.4  TERMINATION OF PLAN OR DISCONTINUANCE OF CONTRIBUTIONS........   61
      13.5  LIMITATION OF EMPLOYER LIABILITY..............................   62


ARTICLE Fourteen      GENERAL PROVISIONS..................................   62

      14.1  LIMITATION ON PARTICIPANTS' RIGHTS............................   62
      14.2  EXCLUSIVE BENEFIT.............................................   62


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
                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                            PAGE
      14.3  UNIFORM ADMINISTRATION........................................   63
      14.4  HEIRS AND SUCCESSORS..........................................   63
      14.5  ASSUMPTION OF QUALIFICATION...................................   63
      14.6  INSURANCE PROHIBITED..........................................   63
      14.7  COMPLIANCE WITH USERRA........................................   63
      14.8  STATE COMMUNITY PROPERTY LAWS.................................   64


                                      -iv-